SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Digene Corporation

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DIGENE CORPORATION
1201 Clopper Road
Gaithersburg, Maryland 20878
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, OCTOBER 26, 2005
To the Stockholders of Digene Corporation:
      The 2005 Annual Meeting of stockholders of Digene Corporation, a Delaware corporation (“Digene”), will be held on Wednesday, October 26, 2005, at 3:30 p.m. (local time), at Digene’s principal executive offices at 1201 Clopper Road, Gaithersburg, Maryland 20878, for the following purposes:

•	to elect three directors, each to serve for a three-year term expiring at the Annual Meeting of stockholders in 2008;

•	to amend our Amended and Restated Directors’ Stock Option Plan, as amended (the “Directors’ Plan”), to add restricted stock units and restricted stock to the types of awards which can be made pursuant to the Directors’ Plan and to provide for the automatic grant of options to purchase 5,000 shares of our common stock and restricted stock units with a fair market value of $45,000 to non-employee directors on an annual basis;

•	to amend our Directors’ Plan to extend the termination date of the plan to October 26, 2015;

•	to amend our Amended and Restated 1999 Incentive Plan, as amended (the “1999 Incentive Plan”), to increase the number of shares of common stock available for grants and awards under the 1999 Incentive Plan by 200,000 shares, to provide that any grant of performance shares, restricted stock or unrestricted stock under the 1999 Incentive Plan on or after October 26, 2005 will be counted against the 1999 Incentive Plan’s share reserve as two shares for every one share subject to such award and to extend, at the sole discretion of the Compensation Committee, the period during which vested non-qualified stock options may be exercised following an optionee’s termination of employment if the optionee is engaged as a consultant by Digene following his or her termination but not for more than twelve months following such termination; and

•	to transact such other business as may properly come before the Annual Meeting.
      The Board of Directors has fixed the close of business on September 8, 2005 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at that time are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting. Upon written request, you are entitled to inspect a complete list of stockholders entitled to vote at the Annual Meeting. Such inspection must be for a proper purpose and may take place in the ten days prior to the Annual Meeting during normal business hours at Digene’s offices in Gaithersburg, Maryland.
      You are cordially invited to attend the Annual Meeting in person. To assure your representation at the Annual Meeting, please complete, sign and date the enclosed proxy and return it promptly. If you choose, you may still vote in person at the Annual Meeting even though you previously submitted a proxy.

Vincent J. Napoleon,
Secretary
September 26, 2005

DIGENE CORPORATION
PROXY STATEMENT
      The accompanying proxy is being solicited by the Board of Directors of Digene Corporation in connection with the Annual Meeting of stockholders of Digene to be held on Wednesday, October 26, 2005, at 3:30 p.m. (local time), at Digene’s principal executive offices at 1201 Clopper Road, Gaithersburg, Maryland 20878 and at any adjournment(s) or postponement(s) of the Annual Meeting. This proxy statement and the accompanying proxy are being mailed on or after September 26, 2005 to the holders of record of common stock on September 8, 2005.
ABOUT THE MEETING
What is the purpose of the Annual Meeting?
      At our Annual Meeting, stockholders will act upon the following matters:

•	the election of three directors of Digene each to serve for a three-year term expiring at the Annual Meeting of stockholders in 2008;

•	the approval of the amendment to our Amended and Restated Directors’ Stock Option Plan, as amended (the “Directors’ Plan”), to add restricted stock units and restricted stock to the types of awards which can be made pursuant to the Directors’ Plan and to provide for the automatic grant of options to purchase 5,000 shares of our common stock and restricted stock units with a fair market value of $45,000 to non-employee directors on an annual basis;

•	the approval of the amendment to our Directors’ Plan to extend the termination date of the plan to October 26, 2015;

•	the approval of the amendment to our Amended and Restated 1999 Incentive Plan, as amended (the “1999 Incentive Plan”), to increase the number of shares of common stock available for grants and awards under the 1999 Incentive Plan by 200,000 shares, to provide that any grant of performance shares, restricted stock or unrestricted stock under the 1999 Incentive Plan on or after October 26, 2005 will be counted against the 1999 Incentive Plan’s share reserve as two shares for every one share subject to such award and to extend, at the sole discretion of the Compensation Committee, the period during which vested non-qualified stock options may be exercised following an optionee’s termination of employment if the optionee is engaged as a consultant by Digene following his or her termination but not for more than twelve months after such termination; and

•	any other business that may properly be brought before the Annual Meeting.
In addition, our management will report on Digene’s performance during fiscal year 2005 and respond to questions from stockholders.
Who is entitled to vote?
      Only stockholders of record on the record date, which was the close of business on September 8, 2005, will be entitled to receive notice of, and to vote at, the Annual Meeting. Each share of common stock is entitled to one vote.
How do I vote?
      If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you attend the Annual Meeting in person and are a stockholder of record at the meeting, you may deliver your completed proxy card in person or vote in person at the Annual Meeting.

What constitutes a quorum?
      A quorum of stockholders is necessary to hold a valid meeting. The presence in person or by proxy at the Annual Meeting of holders of shares representing a majority of our outstanding common stock constitutes a quorum. Abstentions and broker “non-votes” are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instruction from the beneficial owner of the shares, and no instruction is given. As of the record date, 20,115,391 shares of our common stock were outstanding.
How does discretionary voting authority apply?
      If you sign and return your proxy card, but do not make any selections, you give discretionary authority to the persons named as proxy holders on the proxy card, Charles M. Fleischman, President, Chief Operating Officer, Chief Financial Officer and Director, and Vincent J. Napoleon, Senior Vice President, General Counsel and Secretary of Digene, to vote on the proposals and any other matters that may arise at the Annual Meeting.
What are the Board’s recommendations?
      Unless you give other instructions on your proxy card, Charles M. Fleischman and Vincent J. Napoleon will vote in accordance with the recommendation of the Board of Directors. The Board recommends a vote:

•	FOR election of the three nominees for director of Digene — Evan Jones, Frank J. Ryan and Cynthia L. Sullivan;

•	FOR the approval of the amendment to our Directors’ Plan to add restricted stock units and restricted stock to the types of awards which can be made pursuant to the Directors’ Plan and to provide for the automatic grant of options to purchase 5,000 shares of our common stock and restricted stock units with a fair market value of $45,000 to non-employee directors on an annual basis;

•	FOR the approval of the amendment to our Directors’ Plan to extend the termination date of the plan to October 26, 2015;

•	FOR the approval of the amendment of the 1999 Incentive Plan to increase the number of shares of common stock available for grants and awards under the 1999 Incentive Plan by 200,000 shares, to provide that any grant of performance shares, restricted stock or unrestricted stock under the 1999 Incentive Plan on or after October 26, 2005 will be counted against the 1999 Incentive Plan’s share reserve as two shares for every one share subject to such award and to extend, at the sole discretion of the Compensation Committee, the period during which vested non-qualified stock options may be exercised following an optionee’s termination of employment if the optionee is engaged as a consultant by Digene following his or her termination but not for more than twelve months after such termination.
With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.
What vote is required to approve each item?
      Election of Directors.     Directors are elected by a plurality of the votes. The three nominees for director receiving the highest number of votes cast by stockholders entitled to vote for directors will be elected to serve on the Board. Only the number of votes “for” and “against” affect the outcome. Accordingly, votes withheld and abstentions will have no effect on the result of the vote.
      Amendments to the Directors’ Plan.     The approval of each amendment to the Directors’ Plan requires the affirmative vote of the holders of a majority of the votes present in person or represented by proxy and entitled to be cast at the Annual Meeting. A properly executed proxy marked “ABSTAIN” with respect to the approval of either proposed amendment to the Directors’ Plan will have the effect of a negative vote. Broker non-votes will not be considered as votes entitled to be cast, and thus will have no effect on the result of the vote.
      Amendment to the 1999 Incentive Plan.     The approval of the amendment to the 1999 Incentive Plan requires the affirmative vote of the holders of a majority of the votes present in person or represented by proxy and entitled to be cast at the Annual Meeting. A properly executed proxy marked “ABSTAIN” with respect to the approval of the amendment to the 1999 Incentive Plan will have the effect of a negative vote. Broker non-votes will not be considered as votes entitled to be cast, and thus will have no effect on the result of the vote.
Can I change my vote after I return my proxy card?
      Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Digene either a notice of revocation or a duly executed proxy card bearing a date later than the date on the proxy card you submitted. The power of the proxy holders to vote your proxy will be suspended if you give notice to the Secretary of Digene revoking your proxy prior to its use, return a later dated proxy card or attend the Annual Meeting and vote in person, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.
Who bears the cost of solicitation of proxies?
      Digene bears the cost of preparing, printing, assembling and mailing this proxy statement and other material furnished to stockholders in connection with this solicitation of proxies for the Annual Meeting. Proxies may be solicited by mail, other written communication, telephone and other means as well as in person. Our officers, directors and employees may solicit proxies, but will receive no special compensation for any solicitation activities. In addition, we have retained the services of Georgeson Shareholder Communications Inc., a third party proxy solicitation firm, to assist our proxy solicitation efforts. We estimate that the fees to be paid to Georgeson Shareholder Communications Inc. for this service will be approximately $30,000, plus the reimbursement of reasonable out-of-pocket expenses.
When are stockholder proposals due for the 2006 Annual Meeting?
      To be included in next year’s proxy statement, stockholder proposals must be submitted in writing by May 29, 2006 to Digene Corporation, 1201 Clopper Road, Gaithersburg, Maryland 20878, Attention: Secretary. If any stockholder proposal is submitted after August 14, 2006, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2006 Annual Meeting, without any discussion of the matter in the proxy statement for that meeting.
Will every stockholder receive a proxy statement?
      Certain stockholders who share the same address may receive only one copy of this proxy statement and our 2005 Annual Report to Stockholders in accordance with a notice delivered earlier this year from such stockholders’ bank, broker or other holder of record, unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as “householding,” is designed to reduce printing and postage costs. If you own your shares through a bank, broker or other holder of record and wish to either stop or begin householding, you may request or stop householding, or you may request a separate copy of the proxy statement or the Annual Report, either by contacting your bank, broker or other holder of record at the telephone number or address provided in the above referenced notice, or contacting us by telephone at (301) 944-7000 or in writing to Digene Corporation, 1201 Clopper Road, Gaithersburg, Maryland 20878, Attention: Secretary. If you request to begin or stop householding, you should provide your name, the name of your broker, bank or other record holder, and your account information.

GOVERNANCE OF DIGENE
      Our Board of Directors believes that the purpose of corporate governance is to ensure that stockholder value is maximized in a manner consistent with the strategic plans for our company, legal requirements, the highest standards of integrity and other standards. Our Board adheres to corporate governance practices which the Board and senior management believe promote this purpose and are sound. It is our practice to review these governance practices, Delaware law (the state in which Digene is incorporated), the Marketplace Rules of the National Association of Securities Dealers, Inc. (the “Marketplace Rules”), and the regulations of the U.S. Securities and Exchange Commission (the “SEC”), as well as best practices suggested by recognized governance authorities from time to time, as needed.
      Our Board has implemented a number of changes in our corporate governance practices over the past few years. The Board has taken steps to ensure that at least a majority of the members of our Board meet the independence requirements of the Marketplace Rules. Such independent members of our Board hold executive sessions outside the presence of management at each regularly scheduled Board, Audit Committee and Compensation Committee meeting and perform a Board self-assessment each year. In July 2005, the Board implemented procedures that establish a limit of four on the number of public company boards on which our Board members can serve. Additional corporate governance practices of our Board are described below.
Board of Directors
      Our Board of Directors currently consists of eight (8) members: Evan Jones, Charles M. Fleischman, John H. Landon, Joseph M. Migliara, Frank J. Ryan, Cynthia L. Sullivan, Kenneth R. Weisshaar and John J. Whitehead. Mr. Ryan joined our Board during fiscal 2005. On June 2, 2005, the Board, as authorized by our By-Laws, elected Mr. Ryan as a Class III director whose term expires at the 2005 Annual Meeting of stockholders. The Board has determined that all of the directors, other than Messrs. Fleischman, Jones and Whitehead, are independent under the current Marketplace Rules.
Committees and Meetings of the Board of Directors
      In accordance with Digene’s Certificate of Incorporation, the Board is divided into three classes, denominated Class I, Class II and Class III, with members of each Class holding office for staggered three-year terms. Messrs. Jones and Ryan and Ms. Sullivan are Class III directors whose terms expire at this Annual Meeting of stockholders; Messrs. Landon, Weisshaar and Whitehead are Class I directors whose terms expire at the 2006 Annual Meeting of stockholders; and Mr. Fleischman and Mr. Migliara are Class II directors whose terms expire at the 2007 Annual Meeting of stockholders (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal). At each Annual Meeting of stockholders, the successors to the directors whose terms expire are to be elected to serve from the time of their election and qualification until the third Annual Meeting of stockholders following their election or until their respective successors have been duly elected and qualified.
How often did the Board meet during fiscal 2005?
      The Board held 8 meetings during the last fiscal year. Each of Digene’s directors attended at least 75% of the aggregate of all meetings of the Board and of all committees of which he or she was a member held during the periods that he or she served during fiscal 2005.
What committees has the Board established?
      The Board of Directors has standing Audit, Compensation, Compliance and Nominating and Corporate Governance Committees.
      Audit Committee. The Audit Committee, consisting of Messrs. Weisshaar (Chairman), Landon and Migliara and Ms. Sullivan, met 9 times during the last fiscal year. The Board has determined that each of the Audit Committee members is independent for the purposes of the Marketplace Rules and the regulations promulgated by the SEC. The Board has also determined that Mr. Weisshaar, the Audit Committee’s financial expert, meets the SEC criteria of a “financial expert” and is “financially sophisticated” for the purposes of the Marketplace Rules. The Audit Committee is governed by a charter, a copy of which is located on our website (www.digene.com) and was included as Appendix A to our 2004 Proxy Statement filed with the SEC on September 23, 2004. The Audit Committee selects and determines the compensation of our independent auditors and reviews, oversees and reports to the Board with respect to various accounting, auditing and financial reporting practices, including our system of internal controls, the scope of the annual audits and the performance of our auditors. It is expected that Mr. Ryan will be appointed to the Audit Committee following the Annual Meeting.
      Compensation Committee. The Compensation Committee, consisting of Messrs. Landon (Chairman) and Weisshaar and Ms. Sullivan, met 7 times during the last fiscal year. None of Messrs. Landon or Weisshaar or Ms. Sullivan was an officer or employee of Digene during fiscal 2005 or any prior year. The Board has determined that Messrs. Landon and Weisshaar and Ms. Sullivan are independent for the purposes of the Marketplace Rules. The Compensation Committee, which is governed by a charter, establishes compensation policy and determines the salaries, bonuses and other compensation of the officers of Digene, including the Chief Executive Officer. However, in the case of the Chief Executive Officer, all compensation recommendations are presented to the independent members of the Board for approval. The Compensation Committee also reviews our executive and general compensation policies, assesses our management succession planning and recommends to the full Board the structure and amount of compensation for non-employee directors. The Compensation Committee also administers the Amended and Restated Omnibus Plan, the Amended and Restated 1997 Stock Option Plan and the 1999 Incentive Plan, except for grants and awards to the Chief Executive Officer, which grants and awards are recommended by the Compensation Committee and made by the independent members of the Board.
      Compliance Committee. The Compliance Committee, consisting of Messrs. Whitehead (Chairman) and Landon and Ms. Sullivan, met 2 times during the last fiscal year. The Compliance Committee, which is governed by a charter, is responsible for overseeing the development, implementation, administration and enforcement of Digene’s compliance programs to ensure that Digene is in compliance with all applicable laws and regulations and for discussing with our management the status of pending litigation, taxation and other legal matters.
      Nominating and Corporate Governance Committee. During our 2005 fiscal year, our Nominating and Corporate Governance Committee consisted of Messrs. Migliara (Chairman) and Landon and met 4 times. On July 28, 2005, Frank J. Ryan was appointed to the Nominating and Corporate Governance Committee. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the current Marketplace Rules. The Nominating and Corporate Governance Committee is governed by a charter, a copy of which is located on our website (www.digene.com). The Nominating and Corporate Governance Committee is responsible for selecting and presenting to the Board candidates for election to the Board; advising the Board with respect to Board composition, procedures and committees; reviewing, providing oversight for and recommending to the Board of Directors, where applicable, management-developed corporate governance guidelines, policies and procedures; reviewing and making recommendations to the Board regarding the election of senior executive officers; and reviewing management succession plans, including reviewing the qualifications for and candidates to fill vacancies in senior executive offices.
What is the Nominating and Corporate Governance Committee’s process for identifying and evaluating nominees for director?
      The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members, other Board members and management as well as by stockholders, as described below. The Committee has the authority to retain a search firm to assist in the identification of director candidates. The Committee screens all potential candidates in the same manner regardless of the source of the recommendation. During fiscal 2005 the Nominating and Corporate Governance Committee retained the services of SpencerStuart, an executive search firm, to provide information regarding potential director candidates. Mr. Ryan was identified as a potential candidate during such process.

      Minimum Qualifications of Directors. In selecting a nominee for director, the Nominating and Corporate Governance Committee requires that a candidate possess the following minimum qualifications:

•	The candidate must have personal integrity, commitment and ethical character, and value these qualities in others.

•	The candidate should not have any interests that would materially impair his or her ability to exercise independent judgment or otherwise discharge the fiduciary duties owed as a director to Digene and our stockholders.

•	The candidate must be able to represent fairly and equally all stockholders of Digene without favoring or advancing any particular stockholder or other constituency of Digene.

•	The candidate should have sound judgment, resulting from management or policy-making experience (which may be as an advisor, consultant or similar position), and demonstrate an ability to function effectively in an oversight role.

•	The candidate must have a general appreciation regarding major issues facing public companies of a size and operational scope similar to Digene, such as governance concerns, regulatory obligations, competition, and basic concepts of corporate finance.

•	The candidate must have, and be prepared to devote, adequate time and attention to the Board and its committees. Directors are expected to review in advance all meeting materials. It is expected that each candidate will be available to attend all meetings of the Board and any committees on which the candidate will serve.

•	The candidate must have demonstrated achievement in one or more fields of business, professional, governmental, communal, scientific or educational endeavor.
      The Nominating and Corporate Governance Committee may approve the candidacy of a nominee who does not satisfy all of these requirements if it believes the service of such nominee is in the best interests of Digene and its stockholders.
      Additional Qualifications of Directors. In approving candidates for election as director, the Nominating and Corporate Governance Committee will also assure that the Board satisfies the composition requirements set forth under the Marketplace Rules and the regulations promulgated by the SEC. In addition, the Nominating and Corporate Governance Committee will ensure that at least some of the independent directors have a general familiarity with the industry in which Digene conducts a substantial portion of its business or in related industries and will seek to promote through the nominations process an appropriate diversity on the Board of professional background, experience, expertise, perspective, gender and ethnicity.
      During the process of considering a potential nominee, the Nominating and Corporate Governance Committee may request additional information about, or an interview with, the potential nominee.
How can stockholders propose nominees for director positions?
      Recommendations of Director Nominees by Stockholders. In accordance with Digene’s By-Laws and procedures for director nominations by stockholders, the Nominating and Corporate Governance Committee will accept for consideration submissions of candidates for director from stockholders who own at least 1% of the outstanding common stock of Digene and have owned such shares for at least one year. All recommendations by eligible stockholders must be in writing, addressed to the Nominating and Corporate Governance Committee, care of the Senior Vice President and General Counsel, 1201 Clopper Road, Gaithersburg, Maryland 20878. Submissions may only be sent by mail, courier or personal delivery.
      A recommendation of a nominee for director by a stockholder must include the following information regarding the recommending stockholder:

•	the name and address, including telephone number;

•	the number of shares Digene common stock owned and the time period for which such shares have been held;

•	if the recommending stockholder is not a stockholder of record, a statement from the record holder of the shares (i.e., a broker or bank) verifying the holdings of the stockholder and a statement from the recommending stockholder of the length of time that the shares have been held; and

•	a statement from the stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of Digene’s next annual meeting of stockholders.
      As an alternative for the third requirement, the stockholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the SEC reflecting the holdings of the stockholder, together with a statement of the length of time that the shares have been held.
      A recommendation of a nominee for director by a stockholder must include the following information for each proposed nominee:

•	the information required by Item 401(a) of SEC Regulation S-K (generally providing for disclosure of the name, address, any arrangements or understanding regarding nomination and five year business experience of the nominee, as well as information concerning certain types of legal proceedings within the past five years involving the nominee);

•	the information required by Item 403 of SEC Regulation S-K (generally providing for disclosure regarding the nominee’s ownership of securities of Digene);

•	the information required by Item 404 of SEC Regulation S-K (generally providing for disclosure of transactions between Digene and the proposed nominee valued in excess of $60,000 and certain other types of business relationships with Digene);

•	a description of all relationships between the proposed nominee and the recommending stockholder and any agreements or understandings between the recommending stockholder and the nominee regarding the nomination;

•	a description of all relationships between the proposed nominee and any of Digene’s competitors, customers, suppliers, or other persons with special interests regarding Digene;

•	a statement from the recommending stockholder supporting his, her or its view that the proposed nominee possesses the minimum qualifications prescribed by the Nominating and Corporate Governance Committee for nominees, as described above under the title “Minimum Qualifications of Directors” and briefly describing the contributions that the nominee would be expected to make to the Board and to the governance of Digene;

•	a statement from the recommending stockholder whether, in the view of such stockholder, the nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of Digene; and

•	the consent of the proposed nominee to be interviewed by the Nominating and Corporate Governance Committee, if the Nominating and Corporate Governance Committee chooses to do so in its discretion (and the recommending stockholder must furnish the proposed nominee’s contact information for this purpose), and, if nominated and elected, to serve as a director of Digene.
      Stockholder recommendations for nominees for directors to be elected at our 2006 Annual Meeting must be submitted in accordance with the procedures described above on or before May 23, 2006. If a recommendation is submitted by two or more stockholders, the required information regarding recommending stockholders must be submitted with respect to each stockholder in the group.
      Stockholder Nominations of Directors for this Annual Meeting. Stockholders entitled to vote for the election of directors may nominate candidates for director only if they provide appropriate written notice to Digene. For directors to be elected at the 2005 Annual Meeting, notice of such intent to nominate must have been submitted by a stockholder on or before May 30, 2005. No such notice of intent to nominate has been submitted. In the event an election is held at a special meeting of stockholders for the election of directors prior to the Annual Meeting to which this proxy statement relates, notice of intent to nominate must be made by the close of business on the tenth day following the date on which notice of the special meeting is first given to stockholders. Such notices of intent to nominate a candidate for director must contain the information described above under the title “Recommendations of Director Nominees by Stockholders.”
Compensation of Non-Employee Directors
How are non-employee directors compensated?
      Current Non-Employee Director Compensation. Each non-employee director is entitled to receive:

•	an annual retainer fee of $10,000 and an additional annual retainer of $5,000 for the Audit Committee Chair and $2,500 for the Compensation Committee Chair;

•	a fee of $2,500 for each of the first six Board meetings attended in person, and $2,000 for each additional Board meeting attended in person in each fiscal year and $1,000 for each in-person Board meeting attended by conference telephone. In the event there are fewer than six meetings of the Board in a fiscal year, the minimum annual Board meeting fee is $15,000, less $2,500 for each Board meeting not attended in person;

•	a fee of $1,000 for each telephonic Board meeting lasting longer than thirty minutes;

•	a fee of $1,000 for each Audit or Compensation Committee meeting attended in person other than those committee meetings held in conjunction with in-person Board meetings;

•	a fee of $500 for each telephonic Audit or Compensation Committee meeting lasting longer than thirty minutes;

•	a fee of $500 for each Nominating and Corporate Governance or Compliance Committee meeting attended in person other than those committee meetings held in conjunction with in-person Board meetings;

•	a fee of $250 for each telephonic Nominating and Corporate Governance or Compliance Committee meeting lasting longer than thirty minutes;

•	an initial grant of options to purchase 20,000 shares of our common stock upon first joining the Board and an annual grant, to each non-employee director who will continue to serve as a director after the annual meeting of our stockholders, of options to purchase 10,000 shares of our common stock as an automatic grant under our Directors’ Plan; and

•	reimbursement for all reasonable travel expenses incurred in connection with Board of Directors’ meetings and meetings of committees of the Board of Directors.
      Changes to Non-Employee Director Compensation. The revised policy will be effective immediately following the Annual Meeting and provides that each non-employee director will be entitled to receive:

•	an annual retainer fee of $25,000 and an additional annual retainer of $10,000 for the Audit Committee Chair, $5,000 for the other Audit Committee members and $5,000 for the Compensation Committee Chair;

•	a fee of $1,500 for each Board meeting attended in person, and $750 for each in-person Board meeting attended by conference telephone;

•	a fee of $750 for each telephonic Board meeting lasting longer than thirty minutes;

•	a fee of $1,000 for each Audit or Compensation Committee meeting attended in person other than committee meetings held on the same day as in-person Board meetings;

•	a fee of $500 for each telephonic Audit or Compensation Committee meeting lasting longer than thirty minutes;

•	a fee of $500 for each Nominating and Corporate Governance or Compliance Committee meeting attended in person other than committee meetings held on the same day as in-person Board meetings;

•	a fee of $250 for each telephonic Nominating and Corporate Governance or Compliance Committee meeting lasting longer than thirty minutes;

•	upon first joining the Board, a grant of options to purchase 10,000 shares of our common stock, which will become exercisable as to 33%, 33% and 34% of the underlying shares on the first, second and third anniversaries of the date of grant and have a term of seven years;

•	upon first joining the Board, an award of restricted stock units with a fair market value of $90,000 on the date of such award, which will vest as to 33%, 33% and 34% on each of the first, second and third anniversaries of the date of grant;

•	an annual grant, to each non-employee director who will continue to serve as a director after the annual meeting of our stockholders, of immediately exercisable options to purchase 5,000 shares of our common stock;

•	an annual award, to each non-employee director who will continue to serve as a director after the annual meeting of our stockholders, of restricted stock units with a fair market value of $45,000 on the date of such award, which will vest on the earlier of the date of the next annual meeting of our stockholders or the first anniversary of the award date; and

•	reimbursement for all reasonable travel expenses incurred in connection with Board of Directors’ meetings and meetings of committees of the Board of Directors.
      The adjustments to the equity-based portion of non-employee director compensation described above require stockholder approval at the Annual Meeting of a proposed amendment to the Directors’ Plan. The amendment is described in detail below at “ITEM 2 — PROPOSAL TO ADD RESTRICTED STOCK UNITS AND RESTRICTED STOCK TO THE TYPES OF AWARDS WHICH CAN BE MADE PURSUANT TO THE DIRECTORS’ PLAN AND TO PROVIDE FOR THE AUTOMATIC GRANT OF OPTIONS TO PURCHASE 5,000 SHARES OF OUR COMMON STOCK AND RESTRICTED STOCK UNITS WITH A FAIR MARKET VALUE OF $45,000 TO NON-EMPLOYEE DIRECTORS ON AN ANNUAL BASIS.” In the event that our stockholders do not approve such amendment to the Directors’ Plan at the Annual Meeting, the cash compensation portion of the revised non-employee director compensation policy will go into effect immediately following the Annual Meeting but non-employee directors will continue to receive equity-based compensation pursuant to the current non-employee director compensation policy.
Stockholder Access Policy
      A stockholder who wishes to communicate with directors should do so by sending his, her or its communications to the Senior Vice President and General Counsel of Digene, by telephone, e-mail or regular mail at the telephone number, e-mail address or direct mail address posted to the Contact section of our website (www.digene.com). The Senior Vice President and General Counsel will review all such correspondence and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Senior Vice President and General Counsel, is appropriate. Generally, any communications that are not in the nature of advertising, promotions for a product of service, patently offensive material, or material advocating Digene or its agents engage in illegal activities will be forwarded promptly to the addressee. If a communication is not presented to the directors because the Senior Vice President and General Counsel determines that it is not appropriate for delivery to the directors, the director or directors identified in the communication will be made aware of such decision. If a director requests, any such communication will be provided for his or her review.
      Submissions of communications should include the following information: (1) a statement of the type and amount of Digene stock that the person holds; (2) if the person submitting the communication is not a Digene stockholder and is submitting the communication to the non-management directors as an interested party, the nature of the person’s interest in Digene; (3) any special interest in the subject matter of the communication; and (4) the submitter’s address, telephone number and e-mail address, if any.
Director Attendance at Annual Meetings
      We expect and encourage all of our directors to attend our annual meeting of stockholders. Last year, all of the individuals then serving as directors of Digene attended our 2004 Annual Meeting of Stockholders.
Code of Business Conduct and Code of Ethics for CEO and Senior Financial Executives
      We have a Code of Business Conduct, which is applicable to all of our employees. In addition, we have a Code of Ethics for CEO and Senior Financial Executives, which is only applicable to our Chief Executive Officer, Chief Financial Officer, Senior Vice President, Finance and Information Systems, Vice President, Finance, Controller, principal accounting officer, and persons performing similar functions. The Code of Business Conduct and the Code of Ethics for CEO and Senior Financial Executives are designed to deter wrongdoing and promote ethical conduct, full and accurate reporting in our SEC filings, and compliance with applicable law, as well as other matters. Copies of the Code of Business Conduct and the Code of Ethics for CEO and Senior Financial Executives are posted on our website (www.digene.com).

ITEM 1 — ELECTION OF DIRECTORS
Nominees for Election as Director
      The Board currently consists of eight (8) members: Evan Jones, Charles M. Fleischman, John H. Landon, Joseph M. Migliara, Frank J. Ryan, Cynthia L. Sullivan, Kenneth R. Weisshaar and John J. Whitehead. Three directors are to be elected at the 2005 Annual Meeting. At the 2005 Annual Meeting, the Board will nominate Evan Jones, Frank J. Ryan and Cynthia L. Sullivan to be elected as Class III directors of Digene to hold office until the 2008 Annual Meeting of stockholders and until their respective successors are duly elected and qualified. The nominees have consented to serve if elected to the Board. If the nominees are unable to serve as directors at the time of the 2005 Annual Meeting, an event which the Board does not anticipate, the persons named in the proxy will vote for such substitute nominees as may be designated by the Board, unless the Board reduces the number of directors accordingly.
      The Board recommends that you vote FOR election of the director nominees.
      Set forth below is information about the nominees and the other persons who are to continue as directors of Digene after the Annual Meeting. For information concerning the number of shares of common stock owned by each director and all directors and executive officers as a group as of September 8, 2005, see “Principal Stockholders.”

Name	Age	Position(s) with Company	Director Since

Class III directors to be elected for terms expiring in 2008:
Evan Jones	48	Chief Executive Officer and Chairman of the Board	1990
Frank J. Ryan	65	Director	2005
Cynthia L. Sullivan	49	Director	2002
Class I directors continuing for terms expiring in 2006:
John H. Landon	65	Director	1997
Kenneth R. Weisshaar	55	Director	2003
John J. Whitehead	60	Director	1992
Class II director continuing for terms expiring in 2007:
Charles M. Fleischman	47	President, Chief Operating Officer, Chief Financial Officer and Director	1990
Joseph M. Migliara	61	Director	1992
      Mr. Jones joined the Company in July 1990 as Chief Executive Officer. He was elected to serve on the Board of Directors in July 1990 and became Chairman of the Board in September 1995. He served as President of Digene from July 1990 to June 1999. From 1988 to September 1990, Mr. Jones was President of Neomorphics, Inc. Between 1987 and 1990, he was first an Associate and then a Partner with the CW Group, a health care venture capital firm. From 1983 to 1987, Mr. Jones was employed by Perkin-Elmer Corporation. Mr. Jones is a member of the Board of Directors of the Children’s National Medical Center and Chairman of the Board of the Children’s Research Institute at the Children’s National Medical Center. In June 2004, Mr. Jones became Chairman of the Board of the Campaign for Public Health, an independent, not-for-profit organization dedicated to conducting direct lobbying of the executive and legislative branches of the U.S. government in support of the aggressive growth of the annual budget of the Center for Disease Control and Prevention. Mr. Jones received a B.A. in Biochemistry from the University of Colorado and an M.B.A. from The Wharton School at the University of Pennsylvania. Mr. Jones is a stepbrother of Mr. Whitehead.
      Mr. Ryan was a Company Group Chairman of Johnson & Johnson responsible for the worldwide Ethicon Inc. business and Johnson & Johnson Canada from 1998 to 2001. Prior to his appointment as Company Group Chairman, Mr. Ryan held a number of senior positions within Johnson & Johnson, including President,

Ethicon, President, Johnson & Johnson Hospital Services and Worldwide President of Johnson & Johnson’s Chicopee subsidiary. Mr. Ryan currently serves as a director of PDI, Inc. Mr. Ryan received his M.B.A. from The University of Chicago, and he graduated from The Illinois Institute of Technology.
      Ms. Sullivan has been Chief Executive Officer of Immunomedics, Inc. since March 2001 and President since December 2000. Ms. Sullivan is also a director of Immunomedics, Inc. Ms. Sullivan joined Immunomedics, Inc. in 1985 and has held positions of increasing responsibilities in Immunomedics, Inc, including Executive Vice President and Chief Operating Officer from June 1999 to December 2000 and Executive Director, Operations from April 1994 to June 1999. Prior to joining Immunomedics, Inc., Ms. Sullivan was employed by Ortho Diagnostic Systems, Inc., a subsidiary of Johnson & Johnson. Ms. Sullivan received a B.S. from Merrimack College, followed by a year of clinical internship with the school of Medical Technology at Muhlenberg Hospital, resulting in an MT (ASCP) certification in 1979. In addition, Ms. Sullivan received both an M.S. in cell biology and an M.B.A. from Fairleigh Dickinson University.
      Mr. Landon was Vice President and General Manager, Medical Products of E. I. du Pont de Nemours and Company from 1992 until his retirement in 1996. Prior to 1992 he held various general management and marketing positions in DuPont’s Diagnostics, Biotechnology and Diagnostic Imaging businesses. Mr. Landon currently serves as a director and Chairman of the Board of Cholestech Corporation, a medical device company, a director and member of the Executive Committee of Christiana Care Health System, a diversified healthcare delivery company, and a member of the Healthcare Advisory Board of Bank One Equity Partners. Previously, he served as a director of GenVec, Inc., the DuPont Merck Pharmaceutical Company and the Advanced Medical Technology Association (AdvaMed). Mr. Landon received a B.S. in Chemical Engineering from the University of Arizona.
      Mr. Weisshaar was Chief Operating Officer and Strategy Advisor of Sensatex/ Life Link, Inc. from 2000 to 2003. Prior to joining Sensatex, Mr. Weisshaar held a number of senior positions at Becton, Dickinson & Company, including Chief Financial Officer; President, Worldwide Consumer Health Care; Sector President, Bioscience Cell Analysis; President BD Division; and Vice President Corporate Planning and Development. Mr. Weisshaar currently serves on the board of Orthofix International N.V., a medical equipment manufacturing company. Mr. Weisshaar received his M.B.A. from the Harvard Business School in 1974, and he graduated from the Massachusetts Institute of Technology in 1972.
      Mr. Whitehead has been a private investor since 1993. From 1986 to 1993, Mr. Whitehead was the Chief Executive Officer of TDS Healthcare Systems Corporation, a hospital information systems company. He is a director of the Whitehead Institute for Biomedical Research at the Massachusetts Institute of Technology, as well as several other not-for-profit organizations. Mr. Whitehead is also a director of the Campaign for Medical Research (a Washington-based lobbying organization). Mr. Whitehead received a B.S. in Biology and Chemistry from Williams College and did graduate work in biochemistry at Case Western Reserve University School of Medicine. Mr. Whitehead is a stepbrother of Mr. Jones.
      Mr. Fleischman has served as the Company’s President since June 1999, as Chief Financial Officer since March 1996 and as Chief Operating Officer since September 1995. He also served as the Company’s Executive Vice President from July 1990 to June 1999. From 1987 to 1990, Mr. Fleischman was a Vice President and then Associate Director in the Investment Banking Group of Furman Selz (now ING Group), New York, New York. From 1986 to 1987, Mr. Fleischman was a founder and Managing Director of Intercapital Brokers, Ltd., London, England. Mr. Fleischman is a member of the Board of Directors of the Advanced Medical Technology Association (AdvaMed). Mr. Fleischman received an A.B. in History from Harvard University and an M.B.A. from The Wharton School at the University of Pennsylvania.

      Mr. Migliara is currently a private investor and consultant to emerging healthcare and software companies. From January 1999 until his retirement in May 2001, Mr. Migliara was President, North American Operations, NFO Worldwide, Inc., and from September 1997 until January 1999 was President, Consumer and Healthcare of NFO Worldwide. NFO Worldwide provides research, marketing and consulting services and in April 2000 merged with The Interpublic Group of Companies, Inc. Mr. Migliara was President of Migliara/ Kaplan Associates, a marketing research firm that conducted primary research in the biomedical, diagnostics and pharmaceutical markets, from the firm’s founding until September 1997 and retired as Chairman of its Board of Directors in May 2001. Mr. Migliara currently serves on the board of XL Health, Inc. a disease management company, the board of Adfluence, an e-commerce software company, and on the Board of Trustees of Northwest Hospital, Randallstown, Maryland. He is a past President of the Biomedical Marketing Association. Mr. Migliara received a B.S. in Economics from The Wharton School at the University of Pennsylvania and an M.B.A. from Fairleigh Dickinson University.

ITEM 2 AND ITEM 3 — APPROVAL OF THE AMENDMENTS TO OUR AMENDED AND RESTATED DIRECTORS’ STOCK OPTION PLAN
      Item 2 — Proposal to Add Restricted Stock Units and Restricted Stock to the Types of Awards which can be Made Pursuant to the Directors’ Plan and to Provide for the Automatic Grant of Options to Purchase 5,000 Shares of Our Common Stock and Restricted Stock Units with a Fair Market Value of $45,000 to Non-Employee Directors on an Annual Basis.
      At the Annual Meeting, we will present a proposal to the stockholders to approve an amendment to the Directors’ Plan to:

•	add restricted stock units and restricted stock to the types of awards which can be made pursuant to the Directors’ Plan; and

•	provide for the automatic grant of options to purchase 5,000 shares of our common stock and restricted stock units with a fair market value of $45,000 to non-employee directors on an annual basis.
      In September 2005, the Board approved this amendment to the Directors’ Plan, subject to approval by our stockholders.
      The purpose of the Directors’ Plan is to enable Digene to attract highly qualified directors and encourage their continued service on the Board, which is essential to Digene’s long-term growth and success. We believe this amendment to the Directors’ Plan is necessary to meet these objectives.
      Equity-based awards to directors align the long-term financial interests of directors with the financial interests of our stockholders. Adding restricted stock and restricted stock units to the possible equity-based awards which can be made pursuant to the Directors’ Plan gives us a degree of flexibility in making equity-based awards that differs from traditional stock options. We believe this flexibility is necessary to provide competitive compensation to our non-employee directors. Additional information about restricted stock units and restricted stock is contained below under the heading “Description of the Directors’ Plan.”
      In July 2005, the Board of Directors approved certain changes to our non-employee director compensation policy. After analyzing Board compensation paid by comparable biotechnology companies, the Board determined that it was in the best interest of Digene to change its non-employee director compensation in order to attract and retain highly-qualified non-employee directors. The revised policy, which will be effective immediately following the Annual Meeting, provides that each non-employee director who will continue to serve as a director after an annual meeting of our stockholders will receive a grant of immediately exercisable options to purchase 5,000 shares of our common stock and an award of restricted stock units with a fair market value of $45,000 on the date of such award. In addition, under the revised policy, upon first joining the Board, non-employee directors will receive a grant of options to purchase 10,000 shares of our common stock and an award of restricted stock units with a fair market value of $90,000 on the date of award. In order for the Board-approved changes to the equity-based portion of non-employee director compensation to take effect, the amendment to the Directors’ Plan as proposed under Item 2 must be approved by our stockholders. In the event that our stockholders do not approve the amendment to the Directors’ Plan, non-employee directors will continue to receive equity-based compensation pursuant to the current non-employee director compensation policy (a grant of options to purchase 20,000 shares of our common stock upon joining the Board and an annual grant of immediately exercisable options to purchase 10,000 shares of our common stock).
      In addition, as part of the amendment, the name of the Directors’ Plan is being changed to the Directors’ Equity Compensation Plan to reflect the range of awards available under the Directors’ Plan, as amended.
      The Directors’ Plan, as it is proposed to be amended by Item 2, is attached as Appendix A to this proxy statement and is incorporated herein by reference.
      The material features of the Directors’ Plan are described below.
      The Board of Directors believes that approval of this proposal is in the best interests of Digene and its stockholders. The Board recommends that you vote FOR approval of Item 2 to add restricted stock units and restricted stock to the types of awards which can be made pursuant to the Directors’ Plan and to provide for the automatic grant of options to purchase 5,000 shares of our common stock and restricted stock units with a fair market value of $45,000 to non-employee directors on an annual basis.
      The Item 2 proposal to amend the Directors’ Plan will become effective if it receives the affirmative vote of the holders of a majority of the votes present in person or represented by proxy and entitled to be cast at the Annual Meeting.
      Item 3 — Proposal to Extend the Termination Date of the Directors’ Plan to October 26, 2015.
      At the Annual Meeting, we will present a proposal to the stockholders to approve an amendment to the Directors’ Plan to extend the termination date of the Directors’ Plan to October 26, 2015. In September 2005, the Board approved this amendment to the Directors’ Plan, subject to approval by our stockholders.
      The extension of the termination date of the Directors’ Plan to October 26, 2015 is important because we believe we need to maintain the Directors’ Plan to provide us with a mechanism to grant equity-based compensation to our directors to better align their interests with those of our stockholders.
      The resolution presented to stockholders approving the amendment to the Directors’ Plan, as proposed by Item 3, is attached as Appendix B to this proxy statement and is incorporated herein by reference.
      The material features of the Directors’ Plan are described below.
      The Board of Directors believes that approval of this proposal is in the best interests of Digene and its stockholders. The Board recommends that you vote FOR approval of Item 3 to extend the termination date of the Directors’ Plan to October 26, 2015.
      The Item 3 proposal to amend the Directors’ Plan will become effective if it receives the affirmative vote of the holders of a majority of the votes present in person or represented by proxy and entitled to be cast at the Annual Meeting.
Description of the Directors’ Plan
Recent Amendments to the Directors’ Plan
      On September 20, 2005, the Board amended the Directors’ Plan in order to better align the Directors’ Plan with the interests of Digene’s stockholders. The Board amended the Directors’ Plan to:

•	require stockholder approval of any reduction of the exercise price of outstanding options;

•	limit the term of options granted on or after September 20, 2005 to a maximum of seven years (a reduction of the prior maximum of ten years);

•	require that the exercise price of any options granted under the Directors’ Plan be no less than 100% of the fair market value of the common stock on the date of grant; and

•	clarify current practice to explicitly provide that, should the exercise price of a stock option be paid in common stock or by reducing the number of shares of common stock issuable upon such exercise, or should shares of common stock otherwise issuable pursuant to awards under the Directors’ Plan be paid in cash or withheld by Digene in satisfaction of withholding taxes, then the number of shares of common stock available for issuance under the Directors’ Plan will be reduced by the gross number of shares for which the stock option is exercised or which vest under the award, and not by the net number of shares issued to the holder of such stock option or award.
      These revisions allow us to manage the Directors’ Plan in the best interests of our stockholders without hindering our ability to use equity compensation awards under the Directors’ Plan as a means of attracting highly qualified directors and encouraging their continued service on the Board. The revisions are reflected in the Directors’ Plan attached as Appendix A to this proxy statement, which also reflects the amendment to the Directors’ Plan proposed by Item 2.

What is the Directors’ Plan?
      The purpose of the Directors’ Plan is to enable Digene to attract and retain highly qualified directors and to strengthen the mutuality of interests between our directors and stockholders. The Board of Directors initially approved the Directors’ Plan on September 6, 1996 and the stockholders approved the Directors’ Plan on October 29, 1996.
Who administers the Directors’ Plan?
      The Board administers the Directors’ Plan. The Board has the authority, except as described below, to determine and designate the directors to whom grants of options and, following the approval of the Item 2 amendment of the Directors’ Plan, awards of restricted stock units or restricted shares will be made and the terms, conditions and restrictions applicable to each award (including, but not limited to, the option price, any restriction or limitation, any vesting schedule or acceleration thereof and any forfeiture restrictions).
Who is eligible for awards under the Directors’ Plan?
      All members of the Board of Digene are eligible to receive awards under the Directors’ Plan.
What types of awards are available under the Directors’ Plan?
      The Directors’ Plan currently contains provisions for granting of non-qualified stock options. The exercise prices for stock options granted under the Directors’ Plan are determined by the Board and must be at least 100% of the fair market value of our common stock on the date of grant. On September 8, 2005, the closing price of our common stock was $29.98.
      Following approval by the stockholders of Item 2, the Directors’ Plan will also contain provisions for making awards of restricted stock units and restricted stock.
      Restricted Stock Units. Restricted stock units give the holder the right to receive a designated number of shares of our common stock at the end of a specified vesting period, not to exceed five years and subject to the terms and conditions that the Board, in its sole discretion, shall determine at the time the award is made. Unvested restricted stock units will be forfeited to Digene if the recipient ceases to be a director of Digene prior to vesting. In the event of termination as a result of death or disability, the forfeiture restrictions on unvested restricted stock units will lapse.
      Restricted Stock. A restricted stock award is an award of shares of our common stock granted for no or nominal consideration subject to the terms and conditions that the Board, in its sole discretion, shall determine at the time the award is made. Restricted stock issued to a director will be forfeited to Digene if such recipient ceases to be a director of Digene during the restriction period (not to exceed five years) specified by the Board. In the event of termination as a result death or disability, the forfeiture restrictions on restricted stock will lapse.
What awards are automatically granted under the Directors’ Plan?
      Following stockholder approval of the Item 2 amendment of the Directors’ Plan, each non-employee director who will continue to serve as a director after an annual meeting of our stockholders will receive an automatic grant of immediately exercisable options to purchase 5,000 shares of our common stock, which will expire on the seventh anniversary of the date of grant, and an automatic award of restricted stock units with a fair market value of $45,000 on the date of such award, which will vest on the earlier of the date of the next annual meeting of our stockholders or on the first anniversary of the award date. Under the current plan, each non-employee director who will continue to serve as a director after an annual meeting of our stockholders receives an automatic grant of immediately exercisable options to purchase 10,000 shares of our common stock, which expire on the seventh anniversary of the date of grant.

What is the duration of the Directors’ Plan?
      The Directors’ Plan currently will expire September 6, 2006. Following approval by the stockholders of Item 3, and the related amendment of the Directors’ Plan, the Directors’ Plan will terminate on October 26, 2015. No options may be granted or other awards made under the Directors’ Plan after the Directors’ Plan terminates.
How many shares have been allocated to the Directors’ Plan?
      The Directors’ Plan provides for the issuance of up to 500,000 shares of our common stock. These shares may be either authorized and unissued shares or issued shares reacquired by Digene and held in the treasury. As of September 8, 2005, 255,000 of these shares are available for future issuance of awards under the Directors’ Plan. The aggregate number of shares issuable under the Directors’ Plan and the number of shares subject to awards made under the Directors’ Plan are subject to adjustment in the event of a merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend), stock split, or other change in corporate structure affecting our common stock. Shares subject to options that expire, terminate or are canceled unexercised and, following the approval of the amendment of the Directors’ Plan, shares that are not issued as a result of forfeiture, expiration or termination of restricted stock unit awards or restricted stock awards, may be reissued under the Directors’ Plan. Following approval by the stockholders of Item 2, any grant of restricted stock or restricted stock units under the Directors’ Plan on or after October 26, 2005 will be counted against the Directors’ Plan’s share reserve as two shares for every one share subject to such award. Correspondingly, to the extent that a share that counted as two shares against the shares available under the Directors’ Plan at the time of grant is recycled back into the Directors’ Plan upon the forfeiture, expiration or termination of an award, the Directors’ Plan will be credited with two shares that will thereafter be available for future issuance.
How will the amendments to the Directors’ Plan as proposed under Item 2 and Item 3 be effected if the stockholders approve such Item 2 and Item 3?
      If Item 2 is approved by the stockholders, we will amend and restate the Directors’ Plan as set forth in Appendix A to include the new Article V for restricted stock units and new Article VI for restricted stock, to revise Section 4.3 (regarding the automatic grant of stock options to non-employee directors), to revise Section 3.2 to provide for the limitation on the number of shares available for grants of restricted stock and restricted stock units, and to make confirming changes throughout the Directors’ Plan. If Item 3 is approved by the stockholders, we will amend the termination provision of the Directors’ Plan as described in Appendix B. If both Item 2 and Item 3 are approved, we will amend and restate the Directors’ Plan to include the amendments set forth in Appendix A and Appendix B.
What are the federal tax consequences of option grants under the Directors’ Plan?
      The Federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.
      Under present United States Treasury regulations, a non-employee who is granted a non-qualified option will not realize taxable income at the time the option is granted. In general, an optionee will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option price, and Digene (or its subsidiary) will receive a corresponding deduction. Income tax withholding requirements apply upon exercise. The optionee’s basis in the shares so acquired will be equal to the option price plus the amount of ordinary income upon which he or she is taxed. Upon subsequent disposition of the shares, the optionee will realize capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the option is exercised.
      The American Jobs Creation Act of 2004, enacted on October 22, 2004, amended the Internal Revenue Code to make significant changes to the Federal income tax rules governing nonqualified deferred compensation plans. The Act added new Section 409A to the Internal Revenue Code (“Section 409A”) which applies to compensation vested or deferred after December 31, 2004. Generally speaking, an amount is “vested” on the date that the non-employee director’s right to receive the amount is no longer conditioned on the non-employee director’s performance of substantial future services, and “deferred compensation” is compensation earned currently, the payment of which is deferred to a later taxable year. Although final IRS regulations regarding Section 409A are not yet available, Section 409A may apply to non-qualified stock options, restricted stock awards and restricted stock unit awards under the Directors’ Plan. The provisions of the Directors’ Plan, and certain related definition changes, have been drafted to comply with Section 409A as interpreted under the guidance currently available.
May the Directors’ Plan be Amended or Terminated?
      The Board may at any time amend, discontinue, or terminate all or any part of the Directors’ Plan. However, the rights of a director with respect to any grant or award prior to the amendment, discontinuance or termination may not be impaired without the consent of such participant. Digene will seek the approval of our stockholders for any amendment to the Director’s Plan if such approval is necessary to comply with the Marketplace Rules or other applicable law. Digene is required to seek stockholder approval prior to reducing the exercise price of any stock options outstanding under the Directors’ Plan.
ITEM 4 — APPROVAL OF AN AMENDMENT TO OUR
AMENDED AND RESTATED 1999 INCENTIVE PLAN
Proposed Amendment to the 1999 Incentive Plan
      At the Annual Meeting, we will present a proposal to the stockholders to approve an amendment to the 1999 Incentive Plan to:

•	increase the number of shares of common stock available for grants and awards under the 1999 Incentive Plan by 200,000 shares, from 4,900,000 to 5,100,000;

•	provide that any grant of performance shares, restricted stock or unrestricted stock under the 1999 Incentive Plan on or after October 26, 2005 will be counted against the 1999 Incentive Plan’s share reserve as two shares for every one share subject to such award; and

•	extend, at the sole discretion of the Compensation Committee, the period during which vested non-qualified stock options may be exercised following an optionee’s termination of employment if the optionee is engaged as a consultant by Digene following his or her termination but not for more than twelve months after such termination.
      In September 2005, the Board approved this amendment to the 1999 Incentive Plan, subject to approval by our stockholders. As of September 8, 2005, 894,261 shares remained available for grants and awards under the 1999 Incentive Plan and 76,863 shares remained available for grants and awards under our Amended and Restated Omnibus Plan. These two plans are the equity compensation plans under which we make grants and awards to employees. We will be able to make grants and awards under the Amended and Restated Omnibus Plan until March 26, 2006, and under the 1999 Incentive Plan until September 14, 2009. Because of the limited number of shares available for grants and awards under the Amended and Restated Omnibus Plan, and the impending expiration of the term of such plan, we elected to propose an amendment to the 1999 Incentive Plan to increase the number of shares available for grants and awards.
      We compete with other companies in our peer group and industry for highly qualified employees. We believe that our ability to grant options and make other equity-based awards is a valuable and necessary compensation tool that helps us to attract, retain and motivate employees and encourages these employees to devote their best efforts to our business and financial success. In addition, we believe that equity-based awards to employees align the long-term financial interests of employees with the financial interests of our stockholders. The proposal to increase the number of shares available for issuance under the 1999 Incentive Plan is necessary to help us meet the above objectives in the future. The proposal to count grants of performance shares, restricted stock and unrestricted stock against the 1999 Incentive Plan’s share reserve as two shares for every one share subject to such awards seeks to better align the 1999 Incentive Plan with stockholder interests by limiting the availability of the most dilutive types of awards under the 1999 Incentive Plan.
      We are proposing the amendment the 1999 Incentive Plan to permit the Compensation Committee, in its sole discretion, to allow existing employees of the Company to continue to hold vested non-qualified stock options for up to twelve months after termination of such employment if the individual agrees to provide services to Digene as a consultant. This may help us retain access to services from individuals familiar with Digene, without the need to make additional equity grants. In no event would any such extended exercise period increase the term of the previously granted award.
      The resolutions to be presented to stockholders approving the amendment to the 1999 Incentive Plan as proposed by Item 4 is attached as Appendix C to this proxy statement and is incorporated herein by reference.
      The material features of the 1999 Incentive Plan are described below.
      The Board of Directors believes that approval of this proposal is in the best interests of Digene and its stockholders and recommends that you vote FOR the approval of the amendment of the 1999 Incentive Plan.
      The Item 4 proposal to amend the 1999 Incentive Plan will become effective if it receives the affirmative vote of the holders of a majority of the votes present in person or represented by proxy and entitled to be cast at the Annual Meeting.
Description of the 1999 Incentive Plan
Recent Amendments to the 1999 Incentive Plan
      On September 20, 2005, our Board revised the 1999 Incentive Plan in order to better align the 1999 Incentive Plan with the interests of Digene’s stockholders. The Board amended the 1999 Incentive Plan to:

•	require stockholder approval of any reduction of the exercise price of outstanding options;

•	limit the term of options granted on or after September 20, 2005 to a maximum of seven years (a reduction from the prior maximum of ten years);

•	require that the exercise price of any options granted under the 1999 Incentive Plan be no less than 100% of the fair market value of the common stock on the date of grant; and

•	clarify current practice to explicitly provide that, should the exercise price of a stock option be paid in common stock or by reducing the number of shares of common stock issuable upon such exercise, or should shares of common stock otherwise issuable pursuant to awards under the 1999 Incentive Plan be paid in cash or withheld by Digene in satisfaction of withholding taxes, then the number of shares of common stock available for issuance under the 1999 Incentive Plan will be reduced by the gross number of shares for which the stock option is exercised or which vest under the award, and not by the net number of shares issued to the holder of such stock option or award.
These revisions allow us to manage the 1999 Incentive Plan in the best interests of our stockholders without hindering our ability to use equity compensation and equity incentive awards under the 1999 Incentive Plan as a means of attracting, motivating, retaining and rewarding key employees. The revisions are reflected in the 1999 Incentive Plan attached as Appendix D to this proxy statement.
What is the 1999 Incentive Plan?
      The 1999 Incentive Plan is designed to enable Digene to offer employees of Digene and its subsidiaries equity or equity-based interests in order to help attract, motivate, retain and reward key employees and to strengthen the mutuality of interests between key employees and Digene stockholders. The Board of Directors initially approved the 1999 Incentive Plan on September 14, 1999 and the stockholders initially approved the

1999 Incentive Plan on October 28, 1999. We have made the following stockholder-approved amendments to the 1999 Incentive Plan:

	Approved by Board of	Approved by
Purpose of Amendment	Directors on	Stockholders on

Increase shares available under the Plan to 2,000,000	September 21, 2000	October 26, 2000
Increase shares available under the Plan to 3,000,000	September 5, 2001	October 25, 2001
Increase shares available under the Plan to 4,000,000	September 12, 2002	October 24, 2002
Increase shares available under the Plan to 4,900,000	September 5, 2003	October 30, 2003
Add performance shares to the types of awards which can be made under the Plan	September 9, 2004	October 27, 2004
Who administers the 1999 Incentive Plan?
      The Compensation Committee of the Board administers the 1999 Incentive Plan. The Compensation Committee has the authority, except as described below, to determine and designate the employees to whom options, restricted shares, unrestricted shares and performance share awards will be made and the terms, conditions and restrictions applicable to each award (including, but not limited to, the option price, any restriction or limitation, any vesting schedule or acceleration thereof, any forfeiture restrictions and performance goals and criteria). With respect to awards made to the Chief Executive Officer under the 1999 Incentive Plan, the Compensation Committee makes recommendations to the independent members of the Board, and such independent members of the Board make the grant of stock options or other award.
Who is eligible for awards under the 1999 Incentive Plan?
      Officers and other employees of Digene and its subsidiaries are eligible to receive options and other awards under the 1999 Incentive Plan. At June 30, 2005, we had 401 employees.
What types of awards are available under the 1999 Incentive Plan?
      The 1999 Incentive Plan contains provisions for granting various stock-based awards, including non-qualified stock options, incentive stock options as defined in Section 422 of the Internal Revenue Code, restricted stock and unrestricted stock. The exercise price for stock options must be at least 100% of the fair market value of our common stock on the date of grant. The exercise prices for all stock options granted under the 1999 Incentive Plan are determined by the Compensation Committee, except in the case of stock options granted to our Chief Executive Officer, which are determined by the independent members of the Board of Directors. On September 8, 2005, the closing price of our common stock was $29.98.
      The 1999 Incentive Plan also contains provisions for making performance share awards. Performance share awards give the holder the right to receive a designated number of shares of our common stock at the end of a specified performance period, ranging from one to five years, if specified performance goals are met. Depending on decisions made by the Compensation Committee at the time of a performance share award, the method of payment of a performance share award can be in common stock, cash, or a combination of both. Performance goals are typically corporate objectives and may include specified levels of earnings per share, return on investment, return on stockholder equity and other goals related to the performance of Digene, a particular business unit, corporate staff or, in some cases, individual performance. When circumstances occur that cause predetermined performance objectives to be an inappropriate measure of performance, the Compensation Committee, in its discretion, may adjust the performance goals. The Compensation Committee will determine whether performance share awards are earned, i.e., whether the designated performance goals are achieved during the specified performance period.
What is the duration of the 1999 Incentive Plan?
      The term of the 1999 Incentive Plan is ten years. No options may be granted or other awards made under the 1999 Incentive Plan on or after September 14, 2009.

How many shares have been allocated to the 1999 Incentive Plan?
      The 1999 Incentive Plan currently provides for the issuance of up to 4,900,000 shares of our common stock. As of September 8, 2005, 894,261 of these shares are available for future issuance of awards under the 1999 Incentive Plan. Following approval by the stockholders of Item 4, and the related amendment of the 1999 Incentive Plan, that number will increase to 1,094,261. These shares may be either authorized and unissued shares or issued shares reacquired by Digene and held in the treasury. Following approval by the stockholders of Item 4, any grant of performance shares, restricted stock or unrestricted stock under the 1999 Incentive Plan on or after October 26, 2005 will be counted against the 1999 Incentive Plan’s share reserve as two shares for every one share subject to such award. Correspondingly, to the extent that a share that counted as two shares against the shares available under the 1999 Incentive Plan at the time of grant is recycled back into the 1999 Incentive Plan upon forfeiture, expiration or termination of an award, the 1999 Incentive Plan will be credited with two shares that will thereafter be available for future issuance.
      The aggregate number of shares issuable under the 1999 Incentive Plan and the number of shares subject to options and awards made under the 1999 Incentive Plan are subject to adjustment in the event of a merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend), stock split, or other change in corporate structure affecting our common stock. Shares subject to options that expire, terminate or are canceled unexercised, shares of restricted stock that have been forfeited to Digene, and shares that are not issued as a result of forfeiture, expiration or termination of an award, including shares that are not earned or that are forfeited under a performance share award, may be reissued under the 1999 Incentive Plan.
How are options granted under the 1999 Incentive Plan treated if the option holder’s employment with Digene is terminated other as a result of death or disability?
      Under the current 1999 Incentive Plan, if an option holder’s employment with Digene is terminated other than as a result of death or disability, then, at any time during the three months following the option holder’s termination, the option holder may exercise any options that were exercisable on the date of termination. However, if the Compensation Committee determines that the option holder’s employment was terminated as a result of dishonesty or conduct detrimental to Digene’s best interest, all outstanding options will be forfeited on the date of termination. If the option holder serves as a director of Digene when his or her employment terminates, then his or her options will not terminate and will continue to vest until he or she ceases to be a director and the option holder will have three months to exercise any options that were exercisable on the date he or she ceased to be a director. Following stockholder approval of the amendment to the 1999 Incentive Plan, the Compensation Committee may, in its sole discretion, permit a non-qualified stock option holder whose employment with Digene is terminated to exercise any options that were exercisable on the date of termination for up to twelve months after termination if the option holder is engaged by Digene as a consultant. In all cases, the exercisability of stock options following termination is limited by the expiration of the term of such stock options.
How will the amendment to the 1999 Incentive Plan as proposed under Item 4 be effected if the stockholders approve such Item 4?
      If Item 4 is approved by the stockholders, we will amend Sections 4.1 and 6.4(h) of the 1999 Incentive Plan as described in Appendix C.
What are the federal tax consequences of option grants under the 1999 Incentive Plan?
      The Federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

      Non-Qualified Options. Under present United States Treasury regulations, an employee or non-employee who is granted a non-qualified option will not realize taxable income at the time the option is granted. In general, an optionee will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option price, and Digene (or its subsidiary) will receive a corresponding deduction. Income tax withholding requirements apply upon exercise. The optionee’s basis in the shares so acquired will be equal to the option price plus the amount of ordinary income upon which he or she is taxed. Upon subsequent disposition of the shares, the optionee will realize capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the option is exercised.
      Incentive Options. An optionee is not taxed at the time an incentive option is granted. The tax consequences upon exercise and later disposition generally depend upon whether the optionee was an employee of Digene or a subsidiary at all times from the date of grant until three months preceding exercise (one year in the case of disability) and on whether the optionee holds the shares for more than one year after exercise and two years after the date of grant of the option.
      If the optionee satisfies both the employment rule and the holding rule, for regular tax purposes the optionee will not realize income upon exercise of the option and Digene will not be allowed an income tax deduction at any time. The difference between the option price and the amount realized upon disposition of the shares by the optionee will constitute a long-term capital gain or a long-term capital loss, as the case may be.
      If the optionee meets the employment rule but fails to observe the holding rule (a “disqualifying disposition”), the optionee generally recognizes as ordinary income, in the year of the disqualifying disposition, the excess of the fair market value of the shares at the date of exercise over the option price. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the optionee as capital gain (long-term or short-term depending on the length of time the stock was held after the option was exercised). If, however, the sales price is less than the fair market value at the date of exercise, then the ordinary income recognized by the optionee is generally limited to the excess of the sales price over the option price. In both situations, the tax deduction allowable to the optionee’s employer is limited to the amount of ordinary income recognized by the optionee. Under current Internal Revenue Service guidelines, Digene is not required to withhold any Federal income tax in the event of a disqualifying disposition.
      Different consequences will apply for an optionee subject to the alternative minimum tax.
      Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to the Chief Executive Officer and the four most highly compensated executive officers, other than the Chief Executive Officer, to the extent that total compensation exceeds $1 million per covered officer in any taxable year (collectively, the “Named Executive Officers”). The limitation applies only to compensation which is not considered to be performance-based. Compensation deemed paid by Digene in connection with disqualifying dispositions of incentive stock option shares or exercises of non-qualified stock options granted under the 1999 Incentive Plan qualifies as performance-based compensation for purposes of Section 162(m) if the grants were made by a committee of “outside directors” as defined under Section 162(m). We anticipate that any compensation deemed paid by us in connection with disqualifying dispositions of incentive stock option shares or exercises of non-qualified stock options will qualify as performance-based compensation for purposes of Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation. Accordingly, all compensation deemed paid with respect to those options should be deductible by us without limitation under Section 162(m) of the Internal Revenue Code.
      Impact of Section 409A. The American Jobs Creation Act of 2004, enacted on October 22, 2004, amended the Internal Revenue Code to make significant changes to the Federal income tax rules governing nonqualified deferred compensation plans. The Act added new Section 409A to the Internal Revenue Code

(“Section 409A”) which applies to compensation vested or deferred after December 31, 2004. Generally speaking, an amount is “vested” on the date that the employee’s right to receive the amount is no longer conditioned on the employee’s performance of substantial future services, and “deferred compensation” is compensation earned currently, the payment of which is deferred to a later taxable year. Although final IRS regulations regarding Section 409A are not yet available, Section 409A may apply to non-qualified stock options, restricted stock awards and performance share awards under the 1999 Incentive Plan. The provisions of the 1999 Incentive Plan have been drafted to comply with Section 409A as interpreted under the guidance currently available.
May the 1999 Incentive Plan be Amended or Terminated?
      The Compensation Committee may at any time amend, discontinue, or terminate all or any part of the 1999 Incentive Plan. However, unless otherwise required by law, the rights of an participant with respect to any grant or award prior to the amendment, discontinuance or termination may not be impaired without the consent of such participant. Digene will seek the approval of our stockholders for any amendment if such approval is necessary to comply with the Marketplace Rules or other applicable law.

EQUITY COMPENSATION PLAN INFORMATION

			(b)	(c)
		(a)		Number of Securities
		Number of Securities		Remaining Available for
		to be Issued Upon	Weighted Average	Future Issuance Under
		Exercise of	Exercise Price of	Equity Compensation
		Outstanding Options,	Outstanding Options,	Plans (Excluding
		Warrants and	Warrants and	Securities Reflected in
Date	Plan Category	Rights(1)	Rights(1)	Column (a))

June 30, 2005	Equity compensation plans approved by security holders	3,396,048	$25.30	1,468,733	(2)
	Equity compensation plans not approved by security holders(3)	121,832	$23.11	29,500

	TOTAL	3,517,880	$25.22	1,498,233	(4)

September 8, 2005(5)	Equity compensation plans approved by security holders	3,452,385	$25.67	1,226,124	(6)(7)
	Equity compensation plans not approved by security holders(3)	121,832	$23.11	29,500

	TOTAL	3,574,217	$25.58	1,255,624	(4)

(1)	No warrants or rights are outstanding.

(2)	As of June 30, 2005, consists of 1,136,870 shares available for future issuance under our 1999 Incentive Plan, which currently provides for the granting of restricted and unrestricted stock, performance shares and stock options, 76,863 shares available for future issuance under our Amended and Restated Omnibus Plan, which provides for the granting of restricted and unrestricted stock and stock appreciation rights as well as stock options, and 255,000 shares available for future issuance of awards under our Directors’ Plan.

(3)	Represents shares issuable under the Amended and Restated 1997 Stock Option Plan. Shares under the plan are available for awards to consultants only.

(4)	As of June 30, 2005 and September 8, 2005, the weighted average remaining contractual life of all outstanding stock options was 6.6 years and 6.3 years, respectively.

(5)	Represents the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting.

(6)	As of September 8, 2005, consists of 894,261 shares available for future issuance under our 1999 Incentive Plan, 76,863 shares available for future issuance under our Amended and Restated Omnibus Plan, and 255,000 shares available for future issuance of awards under our Directors’ Plan.

(7)	In connection with Digene’s issuance of 54,367 performance shares under the 1999 Incentive Plan in July 2005, 108,734 shares have been deducted from the total shares available for issuance under the 1999 Incentive Plan. The 108,734 shares represent the maximum number of shares of common stock issuable pursuant to the performance shares if the Company achieves certain threshold cumulative revenue and earnings objectives for the 2006, 2007 and 2008 fiscal years.

Amended and Restated 1997 Stock Option Plan
      The Amended and Restated 1997 Stock Option Plan, which is the only equity compensation plan not approved by our stockholders, was adopted by our Board of Directors on September 9, 1997. Only consultants and other non-employees of Digene are eligible to receive options to purchase our common stock under the 1997 Stock Option Plan. The 1997 Stock Option Plan is administered by the Compensation Committee of our Board of Directors. The Compensation Committee determines the terms and conditions applicable to each grant, including the option price, term, vesting schedule or acceleration thereof and any forfeiture restrictions. Our Board of Directors or the Compensation Committee may at any time amend, discontinue or terminate all or any part of the 1997 Stock Option Plan. However, unless otherwise required by law, the rights of an option holder with respect to any grant prior to the amendment, discontinuance or termination may not be impaired without the consent of such participant. No options can be granted under the 1997 Stock Option Plan after September 9, 2007.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Executive Compensation
      The following table sets forth information with respect to all compensation awarded to, earned by, or paid for services rendered to Digene by (a) our Chief Executive Officer and (b) each of the other four most highly compensated executive officers of Digene in the fiscal year ended June 30, 2005 (collectively, the “Named Executive Officers”).
Summary Compensation Table

				Long-Term
		Annual Compensation		Compensation

				Securities
	Fiscal			Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options (#)	Compensation

Evan Jones	2005	$409,038	$189,500	52,500	$2,085	(1)
Chief Executive Officer	2004	365,062	243,000	70,000	—
	2003	322,708	165,000	80,000	—
Charles M. Fleischman	2005	$371,558	$153,000	45,000	$2,167	(1)
President, Chief Operating Officer	2004	348,700	206,000	60,000	—
and Chief Financial Officer	2003	322,708	150,975	75,000	—
Robert McG. Lilley	2005	$360,601	$108,000	22,500	$37,391	(2)
Senior Vice President,	2004	294,113	155,000	30,000	84,936	(2)
Global Sales and Marketing	2003	274,000	105,375	50,000	81,692	(2)
Attila T. Lorincz, Ph.D.	2005	$290,724	$98,000	30,000	$2,167	(1)
Senior Vice President and	2004	274,990	125,000	40,000	—
Chief Scientific Officer	2003	256,167	98,250	65,000	—
Donna Marie Seyfried	2005	$236,075	$65,000	18,750	$2,167	(1)
Vice President,	2004	224,500	75,000	25,000	—
Business Development	2003	211,333	64,800	40,000	—

(1)	Represents contributions made by Digene to its 401(k) plan for the benefit of the executive officer.

(2)	Represents retirement fund expenses paid by Digene.

Stock Option Information
Option Grants in Last Fiscal Year
      The following table sets forth, for each of the Named Executive Officers, certain information concerning the grant of stock options in fiscal 2005.
Individual Grants

					Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options			Price Appreciation
	Underlying	Granted to	Exercise or		for Option Term
	Options	Employees in	Base Price	Expiration
Name	Granted(#)(1)	Fiscal Year	($/Sh)	Date	5%($)	10%($)

Evan Jones	52,500	7.92%	$33.82	7/29/2011	$722,827	$1,684,495
Charles M. Fleischman	45,000	6.79%	34.30	7/28/2011	628,360	1,464,345
Robert McG. Lilley	22,500	3.39%	34.30	7/28/2011	314,180	732,172
Attila T. Lorincz, Ph.D.	30,000	4.53%	34.30	7/28/2011	418,906	976,230
Donna Marie Seyfried	18,750	2.83%	34.30	7/28/2011	261,816	610,144

(1)	Non-Qualified Stock Options. The stock options each have a seven-year term and, as of March 7, 2005, are fully vested. On March 7, 2005, the Board of Directors approved the acceleration of certain underwater stock options, which included the unvested portion of these stock option awards. As to half of the shares underlying these stock option awards, the Named Executive Officer has agreed not to sell the shares until the original vesting date of June 30, 2006.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
      The following table sets forth certain information concerning stock options exercised by each of the Named Executive Officers during fiscal 2005 and the number of unexercised options held by such persons at June 30, 2005 and the value thereof.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options
	Shares		Fiscal Year-End(#)		At Fiscal Year-End($)(2)
	Acquired on	Value
Name	Exercise(#)	Realized($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Evan Jones	—	$—	374,448	73,066	$2,908,524	$577,493
Charles M. Fleischman	—	—	253,250	64,750	1,070,988	539,863
Robert McG. Lilley	—	—	146,000	36,500	826,155	357,175
Attila T. Lorincz, Ph.D.	7,825	276,953	176,884	48,116	1,275,869	464,601
Donna Marie Seyfried	—	—	130,284	29,866	631,917	286,013

(1)	The value realized represents the difference between the fair market value per share of our common stock on the date of exercise and the per share exercise price, multiplied by the applicable number of shares.

(2)	These values represent the difference between the closing price per share on The Nasdaq National Market on June 30, 2005 ($27.68) and the exercise price per share, multiplied by the applicable number of shares for each Named Executive Officer.
Employment Contracts
      We entered into employment agreements in March 2003 with Messrs. Jones, Fleischman and Lilley and Dr. Lorincz, and in February 2002 with Ms. Seyfried. In this section of this proxy statement we refer to such Named Executive Officers as the Executives. The agreements have substantially similar provisions, except for some variations in the agreement with Ms. Seyfried, which are highlighted below. Pursuant to the agreements, the Executives are each entitled to receive base salaries established initially at fiscal 2003 levels and subject to adjustment by the Compensation Committee of the Board of Directors.
      In addition, each Executive is entitled to receive an annual cash bonus granted under Digene’s incentive compensation plan and approved by the Compensation Committee and is entitled to participate in other benefit plans, including stock option plans, made available generally to employees of a similar status and with similar qualifications. Digene also agreed to use its best efforts to obtain and maintain directors and officers liability insurance to the extent it is available at a reasonable cost and to use its best efforts to cause Messrs. Jones and Fleischman to be members of the Board of Directors during the terms of their agreements.
      The agreements require the Executives to perform their duties in a competent and faithful manner and to devote their full time, attention and energies to Digene’s business. In addition, under their agreements, and, in the case of Ms. Seyfried, under a noncompetition, nondisclosure and developments agreement, the Executives have agreed to disclose, grant and assign to Digene all inventions, improvements, technical information and suggestions related to the business of Digene that they develop or acquire. The agreements contain restrictive covenants pursuant to which the Executives, except for Ms. Seyfried, have agreed not to disparage Digene for a period of five years following termination of employment and pursuant to which all of the Executives have agreed not to compete with Digene for a period following termination of employment. The non-compete period is two years following termination for Messrs. Jones and Fleischman and one year following termination for the other Executives. The agreements also prohibit disclosure of Digene’s trade secrets and other confidential information. There can be no assurance that any of these provisions, if violated, would be enforceable by Digene.
      The agreements provide that, if an Executive (other than Ms. Seyfried) is terminated without “justifiable cause” (as defined in the agreements), then, for twenty-four months following the date of termination in the case of Messrs. Jones and Fleischman and for twelve months following the date of termination in the case of the other Executives, such Executive will be entitled to receive: (a) severance payments in the form of semi-monthly payments of the Executive’s then-current base salary; and (b) a continuation of the Executive’s health care benefits. An Executive terminated without “justifiable cause” (except for Ms. Seyfried) is also entitled to receive an amount equal to the total of the Executive’s bonus for the portion of the year prior to the Executive’s termination (as determined by the Compensation Committee) plus the greater of (i) the Executive’s most recent annual cash bonus or (ii) the average of the Executive’s three most recent annual cash bonuses, as well as to receive all other benefits accrued on or prior to the expiration date of the agreement. For Executives other than Ms. Seyfried, upon the Executive’s disability during the term of the agreement, the Executive is entitled to a continuation of his health care benefits for twelve months and, upon the Executive’s death during the term of the agreement, the Executive’s beneficiaries are entitled to a lump sum payment equal to the Executive’s annual base salary.
      If Ms. Seyfried’s employment is terminated for “cause” or if she terminates her employment for “good reason” (as defined in her agreement), then for twelve months following the date of termination, Ms. Seyfried will be entitled to receive: (a) severance payments in the form of semi-monthly payments of her then-current base salary; (b) an amount equal to the bonus paid for the fiscal year prior to the fiscal year in which termination occurs; and (c) a continuation of her health care benefits. The definition of “good reason” in Ms. Seyfried’s agreement includes her right to terminate if her employment will be at a location more than 25 miles from the location of Digene’s current headquarters. If Ms. Seyfried’s employment is terminated upon either disability or death, Ms. Seyfried (or her beneficiary, as appropriate) is entitled to the bonus benefit described above and the payment of her then current base salary for a period of twelve months. In addition, if Ms. Seyfried’s employment is terminated upon disability, Ms. Seyfried is entitled to a continuation of her health care benefits for a period of twelve months.
Change in Control Employment Agreements
      We have entered into change in control employment agreements with Messrs. Jones, Fleischman and Lilley, whom we refer to as the Executives throughout this section. All of the change in control employment agreements have substantially similar provisions and will become effective upon a change in control of Digene (as defined in the agreements). Until a change in control, each Executive’s employment agreement (described in the prior section) will remain in effect and the non-competition and non-disparagement provisions of the Executive’s employment agreements shall remain in effect during the term of the change in control employment agreements.
      The change in control employment agreements provide that, for two years following a change in control, the Executive’s position and responsibilities shall be commensurate with the Executive’s position and responsibilities immediately prior to the change in control and such services will be at a location within forty miles of the location where the Executive was employed prior to the change in control. Pursuant to the agreements, for such two year period the Executives are each entitled to receive base salaries at a monthly rate at least equal to the highest monthly base salary the Executive received during the twelve months prior to the change in control and an annual cash bonus at least equal to the bonus paid for the calendar year preceding the year in which the change in control occurs. The Executive’s base salary will be reviewed annually and may be increased from time to time as is consistent with increases of the base salaries of key employees with similar levels of responsibility. In addition to base salary and bonus, the Executives will be entitled to fringe and vacation benefits and to participate in welfare benefit plans that are at least equivalent to those in effect immediately prior to such change in control or, if more favorable to the Executive, equivalent to those in effect for employees with similar levels of responsibility. The Executives will also be entitled to participate in incentive, savings and retirement plans applicable to other key employees.
      The change in control employment agreements provide that, if an Executive terminates his employment for “good reason” (as defined in the change in control employment agreement) or is terminated other than for death, disability or “cause” (as defined in the change in control employment agreement), then such Executive will be entitled to receive: (a) an amount equal to the sum (two times the sum in the case of Messrs. Jones and Fleischman) of the Executive’s annual base salary at the highest rate in effect at any time during the period beginning immediately prior to the change in control and ending with the termination of the Executive’s employment plus the Executive’s annual bonus for the most recently completed calendar year; (b) a bonus amount based upon the annual bonus paid to the Executive for the most recently completed fiscal year but prorated to only cover the portion of the calendar year completed prior to the Executive’s termination; (c) for one year (two years in the case of Messrs. Jones and Fleischman), the health and welfare benefits in effect for the Executive immediately prior to the Executive’s termination of employment or, if more favorable to the Executive, the welfare benefits offered to employees with similar levels of responsibility or, in the alternative, Digene may, at its option, pay an amount of cash equal to the cost of providing such benefits; and (d) any accrued vacation pay and deferred compensation. In addition, upon the Executive’s disability, the Executive is entitled to a continuation of his health care benefits for twelve months and, upon the Executive’s death, the Executive’s beneficiaries are entitled to the payment of deferred compensation, accrued vacation pay and a lump sum payment equal to the Executive’s annual base salary. If any payment under a change in control employment agreement results in excise tax under the Internal Revenue Code, then the Executive will be entitled to receive a payment equal to the excise tax imposed.
Our Incentive Compensation Program
      The Compensation Committee has established an incentive compensation program, which provides a framework for determining corporate and individual goals for all executive officers and creates a pool of potential bonus compensation for employees based upon Digene’s achievement of revenue and profit measures. In fiscal 2005, the Compensation Committee approved the corporate goals and the individual goals for Messrs. Jones and Fleischman for fiscal 2005. Management worked with the other executive officers to establish the individual goals for such executives for fiscal 2005, which were also approved by the Compensation Committee. Under the program, individual executive fiscal 2006 annual compensation and fiscal 2005 bonus compensation were based on the achievement of the corporate goals, the contributions of specific individuals to the achievement of such corporate goals, the achievement of individual goals and, in addition, for bonus compensation the amount available in the bonus compensation pool.

REPORT ON EXECUTIVE COMPENSATION
      The Compensation Committee (the “Committee”) has responsibility for matters related to compensation, including compensation policy, approval of salaries, bonuses and other compensation for Digene’s officers and administration of Digene’s various stock equity incentive plans, except the Directors’ Stock Option Plan. In the case of awards made to the Chief Executive Officer, the Committee makes a recommendation to the independent members of the Board of Directors and such independent members of the Board make the award.
What is Digene’s policy regarding executive officer compensation?
      Digene’s executive compensation policy is designed to enable Digene to attract, motivate and retain highly qualified executive officers. The key components of Digene’s compensation program are:

•	base salary;

•	annual incentive bonus awards; and

•	participation in the Company’s equity incentive plans.
      In arriving at specific levels of compensation for executive officers, the Compensation Committee has relied on:

•	the recommendations of management;

•	benchmarks provided by generally available compensation surveys;

•	the experience of Committee members and their knowledge of compensation paid by other companies in the biotechnology industry and/or in the same geographic area as Digene; and

•	the achievement of corporate and individual goals determined under the incentive compensation plan as previously approved by the Committee.
      The Committee also seeks to ensure that an appropriate relationship exists between executive pay and corporate performance. In addition, executive officers are entitled to customary benefits generally available to all employees of Digene, including group medical, dental and life insurance, and participation in Digene’s 401(k) plan.
What are the components of executive compensation?
      Base Salary. Compensation for each of the executive officers for fiscal 2005 was based on the executive’s duties and responsibilities, the performance of Digene, both financial and otherwise, and the success of the executive officer in developing and executing Digene’s research and development, manufacturing, sales and marketing, financing and strategic plans, as appropriate. Base salary increases for executive officers ranging from 4% to 11% were approved on July 28, 2004, effective October 16, 2004.
      Bonus. The Committee determines, in July of each year, the cash bonuses, if any, to be paid to Digene’s executive officers. The bonuses are granted under Digene’s executive bonus plan and are based on the degree of Digene’s achievement of its financial and other objectives, and the degree of achievement by each such executive officer of his or her individual objectives, during the prior fiscal year, as approved by the Committee. In July 2005, the Committee approved cash bonuses to be paid to Digene’s eligible executive officers related to fiscal 2005 performance in amounts ranging from 27% to 45% of base salary.
      Equity Incentives. Equity participation is a key component of Digene’s executive compensation program. Equity incentive awards are granted to executive officers primarily based on the officer’s expected contribution to Digene’s development. Such awards are designed to retain executive officers and motivate them to enhance stockholder value by aligning their financial interests with those of Digene’s stockholders. Equity awards provide an effective incentive for management to create stockholder value over the long term since the value of the equity award is designed to depend on appreciation in the price of our common stock over a number of years. Historically, the Committee has utilized stock options as it sole form of equity incentive awards. The Committee intends to utilize additional forms of equity incentives in the future, including stock options, restricted stock awards and performance share awards, designed to tie the value of the award to not only the stock price, but also to other measures of Company performance.
      The Compensation Committee determines and designates the executive officers who receive equity incentive awards. In the case of awards made to the Chief Executive Officer, the Committee makes a recommendation to the independent members of the Board of Directors and such independent members make the award.
How is Digene addressing Internal Revenue Code limits on deductibility of compensation?
      Section 162(m) of the Internal Revenue Code limits the deductibility of annual compensation over $1 million to the Chief Executive Officer and the other Named Executive Officers unless certain conditions are met. Digene’s Chief Executive Officer and the other Named Executive Officers have not received annual compensation over $1 million, and Digene has not yet determined what measures, if any, it should take to comply with Section 162(m).
How is Digene’s Chief Executive Officer Compensated?
      At the beginning of fiscal 2005, Mr. Jones was receiving an annual base salary of $379,500. On July 28, 2004, he received a 11% increase, raising his annual base salary to $421,200 effective October 16, 2004. In deciding upon the increase in Mr. Jones’ base salary, the Compensation Committee recognized that Mr. Jones’ compensation was below appropriate benchmarks and focused on Mr. Jones’s ability to implement Digene’s strategic plans, and guide Digene’s progress in its sales and marketing and research and development programs, and his success in increasing public awareness of Digene’s diagnostic test products for human papillomavirus. For fiscal 2005, Mr. Jones earned a bonus of $189,500, or approximately 45% of his base salary for fiscal 2005. The bonus was considered appropriate in view of the financial performance of Digene, the degree of achievement of corporate goals and other positive developments during fiscal 2005. During fiscal 2005 he also received the stock option grant disclosed on page 27.

Compensation Committee

John H. Landon, Chairman
Cynthia L. Sullivan
Kenneth R. Weisshaar

REPORT OF THE AUDIT COMMITTEE
      The Audit Committee has reviewed and discussed Digene’s audited consolidated financial statements with both Digene’s management and Digene’s independent auditors, Ernst & Young LLP. Digene’s management has advised the Audit Committee that such audited consolidated financial statements were prepared in accordance with generally accepted accounting principles.
      The Audit Committee has discussed with representatives of Ernst & Young LLP certain matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, disclosing all relationships between Ernst & Young LLP and its related entities and Digene, and has discussed with representatives of Ernst & Young LLP the independence of Ernst & Young LLP from Digene and its management. In addition to the information provided by Ernst & Young LLP, the Audit Committee considered the level of non-audit services provided by Ernst & Young LLP in determining that they were independent.
      Based on the review and discussions described above, the Audit Committee has recommended to Digene’s Board of Directors that Digene’s audited consolidated financial statements be included in Digene’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005 for filing with the Securities and Exchange Commission.

Audit Committee

Kenneth R. Weisshaar, Chairman
John H. Landon
Joseph M. Migliara
Cynthia L. Sullivan

PRINCIPAL STOCKHOLDERS
      The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 8, 2005 by: (a) each person known by Digene to be the beneficial owner of more than 5% of the outstanding shares of common stock, (b) each director and Named Executive Officer, and (c) all executive officers and directors of Digene as a group.

	Number of Shares	Percentage
Name of Beneficial Owner(1)	Beneficially Owned(2)	Ownership

Armonk Partners(3)	3,419,401	17.0%
Delaware Management Holdings, Inc.(4)	2,416,108	12.0%
Franklin Resources, Inc.(5)	2,148,400	10.7%
Strong Capital Management, Inc.(6)	1,173,547	5.8%
Charles M. Fleischman(7)	3,747,739	18.4%
Evan Jones(8)	4,011,198	19.5%
John H. Landon(9)	30,000	*
Robert McG. Lilley(10)	188,500	*
Attila T. Lorincz, Ph.D.(11)	236,164	1.2%
Joseph M. Migliara(9)	30,000	*
Frank J. Ryan	—	—
Donna Marie Seyfried(9)	151,817	*
Cynthia L. Sullivan(9)	26,600	*
Kenneth R. Weisshaar(9)	16,800	*
John J. Whitehead(12)	65,149	*
All executive officers and directors as a group (14 persons)(13)	5,295,658	24.4%

*	Less than one percent.

(1)	Unless otherwise indicated, the address for each principal stockholder, director and officer is 1201 Clopper Road, Gaithersburg, Maryland 20878.

(2)	Beneficial ownership is determined in accordance with rules of the SEC. Shares of common stock subject to options currently exercisable or exercisable within 60 days of September 8, 2005 are deemed outstanding for computing the percentage beneficially owned by such holder but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as otherwise indicated, Digene believes that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable, and that there are no other affiliations among the stockholders listed in the table.

(3)	The general partners of Armonk Partners are Messrs. Jones and Fleischman.

(4)	According to a Schedule 13G filed February 9, 2005, Delaware Management Holdings, Inc., a holding company, and Delaware Management Business Trust, an investment advisor, have sole voting power with respect to 2,406,871 shares, sole dispositive power with respect to 2,415,508 shares and shared dispositive power with respect to 600 shares. The holdings are as of December 31, 2004. The address for each of these reporting persons is 2005 Market Street, Philadelphia, Pennsylvania 19103.

(5)	According to a Schedule 13G filed March 10, 2005, by Franklin Resources, Inc. (“FRI”), an investment advisor, Franklin Advisors, Inc., an indirect wholly owned investment advisory subsidiary of FRI, has sole voting power with respect to 2,142,700 shares and sole dispositive power with respect 2,148,400 shares. The Schedule 13G was filed jointly by FRI, Franklin Advisors, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. Because Franklin Advisors, Inc. is an indirectly wholly owned subsidiary of FRI, FRI is deemed a beneficial owner of the shares beneficially owned by Franklin

Advisors, Inc. and Charles B. Johnson and Rupert H. Johnson, as owners of greater than ten percent of FRI’s outstanding common stock, also may be deemed the beneficial owners of such shares. The holdings are as of December 31, 2004. The address for each of these reporting persons is One Franklin Parkway, San Mateo, California 94403.

(6)	According to an amendment to a Schedule 13G filed February 11, 2005, Strong Capital Management, Inc., an investment advisor, has sole voting power with respect to 1,108,767 shares and sole dispositive power with respect to 1,173,547 shares. The holdings are as of December 31, 2004. The address for Strong Capital Management, Inc. is 100 Heritage Reserve, Menomee Falls, Wisconsin 53051.

(7)	Includes (i) 3,419,401 shares owned by Armonk Partners, as to which Mr. Fleischman shares voting and investment power as a general partner, (ii) 16,672 shares held in trust for the benefit of Mr. Fleischman’s minor children, as to which shares Mr. Fleischman disclaims beneficial ownership, and (iii) 298,000 shares issuable upon exercise of stock options.

(8)	Includes (i) 3,419,401 shares owned by Armonk Partners, as to which Mr. Jones shares voting and investment power as a general partner, (ii) 124,676 shares owned by Mr. Jones’ wife, as to which shares Mr. Jones disclaims ownership, and (iii) 424,181 shares issuable upon exercise of stock options.

(9)	Represents shares issuable upon exercise of stock options.

(10)	Includes 172,500 shares issuable upon exercise of stock options.

(11)	Represents (i) 16,672 shares owned jointly with Dr. Lorincz’s wife, as to which Dr. Lorincz shares voting and investment power, and (ii) 211,667 shares issuable upon exercise of stock options.

(12)	Includes 60,000 shares issuable upon exercise of stock options. Mr. Whitehead is a member of a limited liability company that is a partner in Armonk Partners, but he does not have voting or investment power with respect to the shares held by Armonk Partners.

(13)	See Notes (7) through (12). Also includes an additional 211,092 shares issuable upon exercise of stock options granted to executive officers of Digene.

STOCK PERFORMANCE GRAPH
      The following graph compares the percentage change in cumulative total stockholder return on our common stock since June 30, 2000 with the cumulative total return of the companies included in the NASDAQ Biotechnology Index (“NBI”) and the Nasdaq index over the same period. The comparison assumes $100 was invested on June 30, 2000 in the common stock and in each of the indices and assumes reinvestment of dividends, if any, from that date to June 30, 2005. Digene has not paid cash dividends on its common stock. Historic stock prices are not indicative of future stock price performance.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among Digene Corporation, The Nasdaq Stock Market (U.S.) Index
and the Nasdaq Biotechnology Index

*$100 invested on 6/30/00 in stock or index —
including reinvestment of dividends.
Fiscal year ending June 30.

	6/30/00	6/30/01	6/29/02	6/28/03	6/30/04	6/30/05

Digene	100.00	101.05	29.13	67.44	90.48	68.56

NBI	100.00	55.50	37.13	31.63	43.05	43.54

NASDAQ	100.00	100.77	50.29	49.61	57.78	62.57

INDEPENDENT AUDITORS
      Ernst & Young LLP, independent auditors, audited our consolidated financial statements for the fiscal year ended June 30, 2005. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the independent auditors to audit our consolidated financial statements for the fiscal year ending June 30, 2006. For the fiscal years ended June 30, 2005 and June 30, 2004, aggregate fees billed to Digene by Ernst & Young LLP were as follows:

	2005	2004

Audit Fees(1)	$655,106	$353,484
Audit-Related Fees(2)	0	18,024
Tax Fees(3)	82,020	335,433
All Other Fees	0	0

Total Fees	$737,126	$706,941

(1)	Audit Fees represent fees for professional services provided in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements and audit services provided in connection with other statutory or regulatory filings. The 2005 Audit Fees also included fees for the audit of our internal controls over financial reporting and our management’s assessment thereof, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Audit-Related Fees for the fiscal year ended June 30, 2004 included fees for internal control review, assistance with internal control reporting requirements and document review for proposed transactions.

(3)	Tax Fees for the fiscal years ended June 30, 2005 included fees for certain tax planning and compliance activities. Tax Fees for the fiscal years ended June 30, 2004 included fees in connection with U.S. income tax return preparation for Digene Corporation and for certain tax planning and compliance activities in connection with Digene’s European operations.
      The Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy provides for the pre-approval of audit and non-audit services performed by our independent auditor. Under the policy, the Audit Committee may pre-approve specific services, including fee levels, by the independent auditor in a designated category (audit, audit-related, tax services and all other services). The Audit Committee may delegate, in writing, this authority to one or more of its members, provided that the member or members to whom such authority is delegated must report their decisions to the Audit Committee at its next scheduled meeting. All audit and tax services provided by Ernst & Young LLP during fiscal 2005 were pre-approved by the Audit Committee.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Digene’s directors, officers (including persons performing a principal policy-making function), and persons who own more than 10% of a registered class of Digene’s equity securities (“10% Holders”) to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of Digene. Directors, officers and 10% Holders are required by the regulations under the Exchange Act to file all Section 16(a) reports electronically and to provide Digene with notice of all of the Section 16(a) reports which they file. Based solely upon a review of the Section 16(a) reports filed electronically and the representations made by the reporting persons to Digene, Digene believes that during fiscal 2005 its directors, officers, and 10% Holders complied with the filing requirements under Section 16(a) of the Exchange Act.

OTHER MATTERS
      The Board does not intend to present any business at the Annual Meeting other than the matters described in this proxy statement. However, if other matters requiring the vote of the stockholders properly come before the Annual Meeting, which under applicable proxy regulations need not be included in this proxy statement, or which the Board did not know would be presented at least 45 days before this solicitation, the persons named in the enclosed proxy will have discretionary authority to vote the proxies held by them with respect to such matters in accordance with their best judgment on such matters.

By Order of the Board of Directors

Vincent J. Napoleon,
Secretary
September 26, 2005

APPENDIX A
DIGENE CORPORATION
AMENDED AND RESTATED DIRECTORS’ EQUITY COMPENSATION PLAN
Article 1
Purpose; Effective Date; Definitions
      1.1 Purpose. This Digene Corporation Directors’ Equity Compensation Plan (the “Plan”) is intended to secure for Digene Corporation (the “Company”) and its stockholders the benefits of the incentive inherent in common stock ownership by the directors of the Company and to afford such persons the opportunity to obtain or increase their proprietary interest in the Company on a favorable basis and thereby have an opportunity to share in its success.
      1.2 Effective Date. This Plan shall be effective on and after September 6, 1996.
      1.3 Definitions. Throughout this Plan, the following terms shall have the meanings indicated:
           (a) “Award” shall mean an award under the Plan of Options, Restricted Stock Units or Restricted Stock.
           (b) “Board” shall mean the Board of Directors of the Company.
           (c) “Change of Control” shall mean (a) the reorganization, consolidation or merger of the Company or any of its subsidiaries holding or controlling a majority of the assets relating to the business of the Company, with or into any third party (other than a subsidiary); (b) the assignment, sale, transfer, lease or other disposition of all or substantially all, but at least 40%, of the assets of the Company and its subsidiaries taken as a whole (measured by gross fair market value without regard to liabilities); or (c) the acquisition by any third party or group of third parties acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended) of shares of voting stock of the Company, the result of which in the case of any transaction described in clauses (a), (b) and (c) above is that immediately after the transaction the stockholders of the Company immediately before the transaction, other than the acquiror, own less than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the surviving or resulting corporation in a transaction specified in clause (a) above, the acquiror in a transaction specified in clause (b) above, or the Company or the acquiror in a transaction specified in clause (c) above.
           (d) “Code” shall mean the Internal Revenue Code of 1986, as amended, any successor revenue laws of the United States, and the rules and regulations promulgated thereunder.
           (e) “Common Stock” shall mean the common stock, par value $.01 per share, of the Company.
           (f) “Company” shall mean Digene Corporation, a Delaware corporation.
           (g) “Director” shall mean any person who is a member of the Board.
           (h) “Disability” shall mean the inability of a Participant to engage in any substantial gainful activity by reason of any medically-determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months.
           (i) “Employee” shall mean any person engaged or proposed to be engaged as an officer or employee of the Company or one of its subsidiaries.
           (j) “Fair Market Value” shall mean with respect to the Common Stock on any day, (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading, or (ii) if not so reported, the closing sales price on the immediately preceding business day of a share of Common Stock as published in the NASDAQ National Market Issues report in the Eastern Edition of The Wall Street

Journal, or (iii) if not so reported, the average of the closing bid and asked prices on the immediately preceding business day as reported on the NASDAQ National Market System, or (iv) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Board. In the event that the price of a share of Common Stock shall not be so reported or furnished, the Fair Market Value of a share of Common Stock shall be determined by the Board in good faith. “Fair Market Value” shall mean, with respect to an Option granted under the Plan on any day the Fair Market Value of the underlying Common Stock, determined as aforesaid, less the exercise price of the Option. A “business day” is any day, other than Saturday or Sunday, on which the relevant market is open for trading.
           (k) “Non-Employee Director” shall mean a member of the Board who is not an Employee.
           (l) “Option” shall mean an option to purchase shares of Common Stock granted by the Board pursuant to this Plan.
           (m) “Option Agreement” shall mean the certificate evidencing an Option grant.
           (n) “Option Shares” shall mean the shares of Common Stock purchased upon exercise of an Option.
           (o) “Participant” shall mean a Director to whom an Award has been granted.
           (p) “Plan” shall mean this Digene Corporation Directors’ Equity Compensation Plan, as the same may be amended from time to time.
           (q) “Restricted Stock” shall mean an Award of Common Stock pursuant to Article VI hereof, subject to such restrictions as the Board may determine, as evidenced in a Restricted Stock Agreement. Shares of Common Stock shall cease to be Restricted Stock when, in accordance with the terms of the Restricted Stock Agreement, they become transferable and free of risk of forfeiture.
           (r) “Restricted Stock Agreement” shall mean the agreement evidencing the Award of Restricted Stock pursuant to this Plan.
           (s) “Restricted Stock Award” shall mean an Award of Restricted Stock pursuant to this Plan.
           (t) “Restricted Stock Unit” shall mean a right to receive, without payment to the Company, a number of shares of Common Stock as of a future date, subject to such restrictions as the Board may determine, as evidenced by a Restricted Stock Unit Agreement. A Restricted Stock Unit does not represent or entitle the recipient to any equity securities of the Company until such future date.
           (u) “Restricted Stock Unit Agreement” shall mean the agreement evidencing the Award of Restricted Stock pursuant to this Plan.
Article 2
Administration
      2.1 Administration. This Plan and the Awards granted hereunder shall be interpreted, construed and administered by the Board in its sole discretion. A Director eligible under the Plan may appeal to the Board in writing any decision or action of the Board with respect to the Plan that adversely affects the Director. Upon review of such appeal and in any other case where the Board has acted with respect to the Plan, the interpretation and construction by the Board of any provisions of this Plan or of any Award shall be conclusive and binding on all parties.
      2.2 Board Action. A majority of the entire Board shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Board. In addition, any decision or determination reduced to writing and signed by all of the members of the Board shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. Subject to the provisions of this Plan and the Company’s bylaws, the Board may make such additional rules and regulations for the conduct of its business as it shall deem advisable.

      2.3 Board Powers. The Board shall have authority to grant Awards with such terms (not inconsistent with the provisions of this Plan) as the Board may consider appropriate. Such terms shall include, without limitation, as applicable, the number of shares, the term of each Award, any vesting requirements, any restrictions, any forfeiture provisions, the Option price and the medium and time of payment and may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option. Notwithstanding any such conditions, the Board may, in its discretion, accelerate the time at which any Option may be exercised, any Restricted Stock Unit vests or when restrictions are lifted on Restricted Stock. In addition, the Board shall have complete discretionary authority to prescribe the forms of Option Agreement, Restricted Stock Unit Agreement and Restricted Stock Agreement; to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Board shall not be construed as limiting any power or authority of the Board. All expenses of administering this Plan shall be borne by the Company.
      2.4 Good Faith Determinations. No member of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted hereunder.
Article 3
Eligibility; Types of Benefits; Shares Subject to Plan
      3.1 Eligibility. The Board shall from time to time determine and designate the Directors to receive Awards under this Plan and the number of Awards to be awarded to each such Director or the formula or other basis on which such Awards shall be awarded to Directors. In making any such award, the Board may take into account such factors as it considers relevant.
      3.2 Shares Subject to this Plan. Subject to the provisions of Section 3.4 (relating to adjustment for changes in Common Stock), the maximum number of shares that may be issued under this Plan shall not exceed in the aggregate 500,000 shares of Common Stock, provided that any grant of Restricted Stock or Restricted Stock Units under the Plan on or after October 26, 2005 will be counted against the maximum aggregate number of shares issuable under the Plan as two shares of Common Stock for every one share of Common Stock subject thereto. If any Options granted under this Plan shall for any reason terminate or expire or be surrendered without having been exercised in full, then the shares not purchased under such Options shall be available again for grant hereunder. Further, if any Restricted Stock Units or shares of Restricted Stock are forfeited, the shares subject to the portion of such Award forfeited shall again be available under the Plan; provided that, to the extent that a share of Common Stock that was subject to an Award that counted as two shares against the maximum aggregate number of shares issuable under the Plan is recycled back into the Plan, the Plan will be credited with two shares. Notwithstanding anything in this Subsection to the contrary, (i) should the exercise price of an Option be paid with shares of Common Stock or other outstanding Options or (ii) should shares of Common Stock otherwise issuable under the Plan be paid in cash or withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an Option or the vesting of an Award, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised or which vest under the Award, and not by the net number of shares of Common Stock issued to the holder of such Option or Award.
      3.3 Individual Limit. Anything in this Plan to the contrary notwithstanding, in no event shall any Director receive in any calendar year Awards under this Plan involving more than 50,000 shares of Common Stock (subject to adjustment as provided in Section 3.4).
      3.4 Changes. Subject to any required action by the stockholders of the Company, the maximum number of shares of Common Stock that may be issued under this Plan pursuant to Section 3.2 above, the maximum number of shares of Common Stock with respect to which Awards may be granted to any individual in any calendar year pursuant to Section 3.3 above, the number of shares of Common Stock covered by each outstanding Award, the kind of shares subject to outstanding Awards and the per share exercise price under each outstanding Option shall be adjusted, in each case, to the extent and in the manner the Board deems appropriate for any increase or decrease in the number of issued shares of Common Stock resulting from a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other change in the corporate structure or state of the Company. In the event of a change in the Common Stock as presently constituted, which change is limited to a change of all of the authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of this Plan.
Article 4
Stock Options
      4.1 Grant; Terms and Conditions. The Board, in its discretion, may from time to time grant Options to any Director eligible to receive Options under this Plan. Each Director who is granted an Option shall receive an Option Agreement from the Company in a form specified by the Board and containing such provisions, consistent with this Plan, as the Board, in its sole discretion, shall determine at the time the Option is granted.
           (a) Type of Options. All Options granted under the Plan will be non-qualified options and are not intended to be incentive stock options (as defined in Section 422 of the Code).
           (b) Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which it pertains.
           (c) Option Price. Each Option Agreement shall state the Option exercise price, which shall not be less than 100% of the Fair Market Value per share of Common Stock on the date of grant of the Option. The date of the grant of an Option shall be the date specified by the Board in its grant of the Option.
           (d) Medium and Time of Payment. Upon the exercise of an Option, the Option exercise price shall be payable in United States dollars, in cash (including by check) or (unless the Board otherwise prescribes) in shares of Common Stock owned by the optionee, in Options granted to the optionee under the Plan which are then exercisable or options granted to the optionee under any of the Company’s other stock option plans which are then exercisable, or in a combination of cash, Common Stock and options. If all or any portion of the Option exercise price is paid in Common Stock owned by the optionee, then that stock shall be valued at its Fair Market Value as of the date the Option is exercised. If all or any portion of the Option exercise price is paid in Options or in options granted to the optionee under any of the Company’s other stock option plans, then such options shall be valued at their Fair Market Value as of the date the Option is exercised.
           (e) Term and Exercise of Options. The term of each Option shall be determined by the Board at the time the Option is granted; provided that the term of an Option shall in no event be more than ten years from the date of grant for Options granted prior to September 20, 2005 and shall in no event be more than seven years from the date of grant for Options granted on or after September 20, 2005. Not less than one hundred shares may be purchased at any one time unless the number purchased is the total number at the time purchasable under the Option.
           (f) Change of Control. Notwithstanding the provisions of Section 3.4, in the event of a Change of Control, all outstanding Options shall immediately become fully exercisable, and upon payment by the Participant of the exercise price (and, if requested, delivery of the representation described in Section 7.18), a stock certificate representing the Common Stock covered thereby shall be issued and delivered to the Participant. Any Option not exercised immediately prior to such transaction shall pertain to and apply to the securities that a holder of the number of shares of Common Stock subject to the Option would have been entitled to receive in the transaction.
           (g) Merger and Other Fundamental Transactions. Subject to any action that may be required on the part of the stockholders of the Company, if the Company is the surviving corporation in any merger, consolidation, sale, transfer, acquisition, tender offer or exchange offer which does not result in a Change of Control, other than such transaction effected for the purpose of changing the Company’s domicile, then each outstanding Option shall pertain to and apply to the securities or other consideration that a holder of the number of shares of Common Stock subject to the Option would have been entitled to receive in such transaction.
           In the case of a merger, consolidation, sale, transfer, acquisition, tender offer or exchange offer effected for the purpose of changing the Company’s domicile, each outstanding Option shall continue in effect in accordance with its terms and shall apply or relate to the same number of shares of common stock of such surviving corporation as the number of shares of Common Stock to which it applied or related immediately prior to such transaction, adjusted for any increase or decrease in the number of outstanding shares of common stock of the surviving corporation effected without receipt of consideration.
           A dissolution or liquidation of the Company shall cause each outstanding Option to terminate, provided that each holder shall, in such event, have the right immediately prior to such dissolution or liquidation to exercise his or her Option in whole or in part without regard to any vesting schedule contained in his or her Agreement.
           (h) Rights as a Stockholder. Subject to Section 7.9 of this Plan regarding uncertificated shares, an optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by his or her Option until the date of the issuance of a stock certificate to him or her for those shares upon payment of the exercise price. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 3.4.
           (i) Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of this Plan, the Board may modify, extend or renew outstanding Options granted under this Plan or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised); provided, however, that (1) no modification of an Option shall, without the consent of the optionee, alter or impair any rights or obligations under any Option theretofore granted under this Plan; and (2) except as otherwise provided in Section 3.4 hereof, the Board shall not reduce the exercise price of Options previously awarded to any optionee, whether through amendment, cancellation and replacement grant, or any other means, without prior stockholder approval.
           (j) Exercisability and Term of Options. Unless earlier terminated, Options granted pursuant to this Plan shall be exercisable at any time on or after the dates of exercisability and before the expiration date set forth in the Option Agreement. Notwithstanding the foregoing, an Option shall terminate and may not be exercised if the Director to whom it is granted ceases to be a member of the Board, except that: (1) unless the Board shall determine that the Director was removed from the Board for conduct that in the judgment of the Board involves dishonesty or action by the Director that is detrimental to the best interest of the Company, the Director may at any time within three months after ceasing to be a member of the Board exercise his or her Option but only to the extent the Option was exercisable by him or her on the date he or she ceased to be a member of the Board; (2) if such Director ceases to be a member of the Board on account of a Disability, then the Director may at any time within one year after ceasing to be a member of the Board exercise his or her Option but only to the extent that the Option was exercisable on the date he or she ceased to be a member of the Board; and (3) if such Director dies while a member of the Board, or within the three or twelve month period after ceasing to be a member of the Board as described in clause (1) or (2) above, then his or her Option may be exercised at any time within twelve months following his or her death by the person specified in Section 4.1(d), but only to the extent that such Option was exercisable by him or her on the date he or she ceased to be a member of the Board. The Board may, in its discretion, provide in any Option Agreement or determine at any time after the date of grant that the exercisability of an Option will be accelerated, in whole or in part, in the event of a Director’s retirement, death or Disability. The Board may, in its discretion, extend the post-termination exercise periods set forth in this subsection, but not beyond the expiration date of the Option. Notwithstanding anything to the contrary in this subsection, an Option may not be exercised by anyone after the expiration of its term.

           (k) Termination. Notwithstanding anything to the contrary in the Plan, in no event shall any Option be exercisable after the date of termination of the exercise period of such Option.
      4.2 Other Terms and Conditions. Through the Option Agreements authorized under this Plan, the Board may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of Options, as it deems advisable.
      4.3 Non-Employee Director Options. Immediately following the Company’s Annual Meeting of Stockholders each year during the term of this Plan, beginning with the Company’s 2005 Annual Meeting of Stockholders, each Non-Employee Director will automatically be granted an Option for 5,000 shares of Common Stock (subject to adjustment as provided in Section 3.4); provided, however, that a Non-Employee Director who ceases to be a member of the Board at such Annual Meeting of Stockholders shall not be granted any such automatic Option on that date. The Option exercise price for such Options will be equal to the Fair Market Value of a share of Common Stock on the date the Option is granted. All Options granted under this Section 4.3 shall be immediately exercisable and shall expire on the seventh anniversary of the date of grant. In all other respects, the Options granted pursuant to this Section 4.3 shall be subject to the provisions of Section 4.1 (including subsection 4.1(j)).
Article 5
Restricted Stock Units
       5.1 Award; Terms and Conditions.     The Board, in its discretion, may from time to time award Restricted Stock Units to any Director eligible to receive Restricted Stock Units under this Plan. Each Director who is awarded Restricted Stock Units shall receive a Restricted Stock Unit Agreement from the Company in the form specified by the Board and containing such provisions, consistent with this Plan, as the Board, in its sole discretion, shall determine at the time the Restricted Stock Units are awarded.
           (a) Number of Shares and Forfeiture.     Each Restricted Stock Unit Agreement shall specify the number of shares of Common Stock subject to the Award and the time or times within which such Restricted Stock Units are subject to forfeiture.
           (b) Vesting Period.     Subject to the provisions of the Plan and the Restricted Stock Unit Agreement, Restricted Stock Units will be forfeited to the Company in the event that the Participant to whom such Restricted Stock Units are awarded ceases to be a member of the Board during a period (not to exceed five years) set by the Board commencing with the date of such Award (the “Restricted Unit Vesting Period”). Subject to the provisions of the Plan, the Board, in its sole discretion, may provide for vesting in installments or early vesting, in whole or in part, at any time, based on such factors as the Board shall deem appropriate in its sole discretion.
           (c) Termination.     Subject to Section 7.10, and the terms of each Award, if the Participant to whom Restricted Stock Units are awarded ceases to be a member of the Board prior to the expiration of the Restricted Unit Vesting Period, then he or she shall forfeit all of his or her Restricted Stock Units with respect to which the Restricted Unit Vesting Period has not yet expired; provided however that if such Participant ceases to be a member of the Board on account of death or Disability during the Restricted Unit Vesting Period, then all restrictions on outstanding Restricted Stock Units shall lapse.
           (d) Changes.     Subject to any action that may be required on the part of the stockholders of the Company, if any change is made in the Common Stock by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split up, combination of shares, exchange of shares, change in corporate structure, or otherwise, then any outstanding Restricted Stock Units immediately prior to the scheduled effectiveness of such transaction shall pertain to and apply to the securities or other consideration that a holder of the number of shares of Common Stock underlying the Restricted Stock Units would have been entitled to receive in the transaction.
           (e) Change of Control.     In the event of a Change of Control, all restrictions on outstanding Restricted Stock Units shall lapse immediately.

           (f) Payment of Restricted Stock Units.     Payment of vested Restricted Stock Units shall be made in shares of Common Stock. The number of shares delivered shall be equal to the number of Restricted Stock Units vested. The holder may elect to reduce this amount by the number of shares of Common Stock which have, on the date the Restricted Stock Units vest, a Fair Market Value equal to the estimated applicable federal, state and local income tax due on the receipt of the Common Stock, which amount shall be paid promptly to the holder in cash.
           (g) Common Stock Ownership.     A Participant shall not be deemed to be the holder of Common Stock, or to have any of the rights of a holder of Common Stock, with respect to the shares of Common Stock subject to the Restricted Stock Units, unless and until the vesting of such Restricted Stock Units and a stock certificate representing such shares of Common Stock is issued to the Participant.
      5.2 Non-Employee Director Restricted Stock Units.     Immediately following the Company’s Annual Meeting of Stockholders each year during the term of this Plan, beginning with the Company’s 2005 Annual Meeting of Stockholders, each Non-Employee Director will automatically be awarded Restricted Stock Units representing the number of shares of Common Stock having Fair Market Value equal to $45,000 on the date of award; provided, however, that a Non-Employee Director who ceases to be a member of the Board at such Annual Meeting of Stockholders shall not be automatically awarded any such Restricted Stock Units on that date. All Restricted Stock Units awarded under this Section 5.2 shall have a vesting period that commences on the date of award and vests on the earlier of the date of the Company’s next Annual Meeting of Stockholders or one year from the date of award. In all other respects, the Restricted Stock Units awarded pursuant to this Section 5.2 shall be subject to the provisions of Section 5.1.
Article 6
Restricted Stock Awards
      6.1 Award; Terms and Conditions.     The Board, in its discretion, may from time to time award Restricted Stock to any Director eligible to receive Restricted Stock under this Plan. Each Director who is awarded a Restricted Stock Award shall receive a Restricted Stock Agreement from the Company in the form specified by the Board and containing such provisions, consistent with this Plan, as the Board, in its sole discretion, shall determine at the time the Restricted Stock Award is awarded.
           (a) Number of Shares and Forfeiture.     Each Restricted Stock Agreement shall specify the number of shares of Common Stock subject to the Award and the time or times within which such Restricted Stock is subject to forfeiture.
           (b) Stock Certificate.     Subject to Section 7.9, the Company will hold in escrow, until the restrictions applicable to a Restricted Stock Award, or any portion thereof, lapse, the stock certificate representing the number of shares of Common Stock issued pursuant to such Restricted Stock Award, or portion thereof. After the lapse of such restrictions, the Company shall release such stock certificate to the Participant. A Participant shall be the holder of the shares of Restricted Stock subject to the Award as of the date of issuance of the Restricted Stock Award.
           (c) Restriction Period.     Subject to the provisions of the Plan and the Restricted Stock Agreement, shares of Restricted Stock will be forfeited to the Company in the event that the Participant to whom such Restricted Stock is awarded ceases to be a member of the Board during a period (not to exceed five years) established by the Board commencing with the date of such Award (the “Restriction Period”). Subject to the provisions of the Plan, the Board, in its sole discretion, may provide for the lapse of such restrictions in installments and may waive such restrictions, in whole or in part, at any time, based on such factors as the Board shall deem appropriate in its sole discretion.
           (d) Termination.     Subject to Section 7.10, if the Participant to whom a Restricted Stock Award is awarded ceases to be a member of the Board prior to the expiration of the Restriction Period, then he or she shall forfeit all of his or her Restricted Stock with respect to which the Restriction Period has not yet expired; provided however that if such Participant ceases to be a member of the Board on account of death or

Disability that occurs during the Restriction Period, then the forfeiture restrictions on outstanding Restricted Stock Awards shall lapse.
           (e) Changes.     If any change is made in the Common Stock by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split up, combination of shares, exchange of shares, change in corporate structure, or otherwise, then any shares or other securities of the Company or succeeding, resulting or other company to be received by the Participant under the Restricted Stock Agreement shall be subject to the same restrictions applicable to the Restricted Stock.
           (f) Change of Control.     In the event of a Change of Control, all restrictions on outstanding Restricted Stock Awards shall lapse immediately.
Article 7
Miscellaneous
      7.1 Withholding Taxes.     A Director granted Awards under this Plan shall be conclusively deemed to have authorized the Company to withhold from the compensation of such Director funds in amounts or property (including Common Stock) in value equal to any federal, state and local income, employment or other withholding taxes applicable to the income recognized by such Director and attributable to the Awards as, when and to the extent, if any, required by law; provided, however, that, in lieu of the withholding of federal, state and local taxes as herein provided, the Company may require that the Director (or in the case of an Option, other person exercising such Option) pay the Company an amount equal to the federal, state and local withholding taxes on such income at the time such withholding is required or such other time as shall be satisfactory to the Company.
      7.2 Amendment, Suspension, Discontinuance or Termination of Plan.     The Board may from time to time amend, suspend or discontinue this Plan or revise it in any respect whatsoever for the purpose of maintaining or improving the effectiveness of this Plan as an incentive device, for the purpose of conforming this Plan to applicable governmental regulations or to any change in applicable law or regulations or for any other purpose permitted by law; provided, however, that no such action by the Board shall adversely affect any Award theretofore granted under this Plan without the consent of the holder so affected. Unless sooner terminated by the Board, this Plan will terminate on September 6, 2006.
      7.3 Governing Law.     This Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to principles of conflict of laws).
      7.4 Designation.     This Plan may be referred to in other documents and instruments as the “Digene Corporation Directors’ Equity Compensation Plan.”
      7.5 Indemnification.     In addition to such other rights of indemnification as they may have as members of the Board, Directors shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any investigation, action, suit or proceeding, or in connection with any appeal therefrom, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Award, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in or dismissal or other discontinuance of any such investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such investigation, action, suit or proceeding that such Director is liable for negligence or misconduct in the performance of his or her duties; provided that, within 60 days after institution of any such investigation, action, suit or proceeding, a Director shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.
      7.6 Reservation of Shares.     The Company shall at all times during the term of this Plan, and so long as any Award shall be outstanding, reserve and keep available (and will seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue) such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of this Plan. Inability of the Company to obtain from any regulatory body of appropriate jurisdiction authority considered by the Company to be necessary or desirable to the lawful issuance of any shares of its Common Stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such Common Stock as to which such requisite authority shall not have been obtained.
      7.7 Application of Funds.     The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options will be used for general corporate purposes.
      7.8 No Obligation to Exercise.     The granting of a Option shall impose no obligation upon the holder to exercise or otherwise realize the value of that Option.
      7.9 Uncertificated Shares.     Each Director who exercises an Option to acquire Common Stock, is issued Common Stock upon the vesting of Restricted Stock Units or is awarded Restricted Stock may, but need not, be issued a stock certificate in respect of the Common Stock so acquired. A “book entry” (i.e., a computerized or manual entry) shall be made in the records of the Company to evidence the issuance of shares of Common Stock to a Director where no certificate is issued in the name of the Director. Such Company records, absent manifest error, shall be binding on Directors. In all instances where the date of issuance of shares may be deemed significant but no certificate is issued in accordance with this Section 7.9, the date of the book entry shall be the relevant date for such purposes.
      7.10 Forfeiture for Competition.     If a Participant in this Plan provides services to a competitor of the Company or any of its subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the participant while a Director, then that Participant’s rights to any Awards hereunder that are unvested or subject to forfeiture restrictions shall automatically be forfeited, subject to a determination to the contrary by the Board.
      7.11 Adjustments.     Except as expressly provided for in Sections 3.4, 4.1(f), 4.1(g), 5.1(d) or 6.1(e) of the Plan, the holder of an Award shall have no rights by reason of (i) any subdivision or consolidation of shares of any class, (ii) any stock dividend, (iii) any other increase or decrease in the number of shares of stock of any class, (iv) any dissolution, liquidation, merger or consolidation or spin-off, split-off or split-up of assets of the Company or stock of another corporation or (v) any issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class. Moreover, except as expressly provided in 3.4, 4.1(f), 4.1(g), 5.1(d) and 6.1(e), the occurrence of one or more of such events shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or, if applicable, price of shares of Common Stock subject to the Award. Any adjustments pursuant to sections 3.4, 4.1(f), 4.1(g), 5.1(d) and 6.1(e) shall be made by the Board, whose determination shall be final, binding and conclusive.
      7.12 Rights of Company.     The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate, sell or otherwise transfer all or any part of its business or assets.
      7.13 Successors.     This Plan shall be binding upon any and all successors of the Company.
      7.14 Nonassignment.     Except as the Board may otherwise determine from time to time: (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that a Participant may, by written notification delivered to the Board prior to the Participant’s death, designate a beneficiary to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant; (ii) each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative; and (iii) no Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

      7.15 Board Service. Nothing in this Plan or in any Option Agreement, Restricted Stock Unit Agreement or Restricted Stock Agreement shall confer on any Director any right to continue to serve as a member of the Board, nor is there any implied agreement or understanding that such Director will be nominated for reelection to the Board.
      7.16 Other Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to grant options or other equity-based compensation for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation or association.
      7.17 Tax Treatment and Characterization. Neither the Company nor any other person represents or warrants to any Plan participant that favorable or desirable tax treatment or characterization will be applicable in respect of any Award.
      7.18 Legend. The Board may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that he or she is acquiring the shares for investment purposes and without a view to distribution thereof. In addition to any legend required by this Plan, the stock certificates representing such shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer.
      All certificates representing shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, any applicable federal or state securities law, and any applicable corporate law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
      7.19 Listing and Other Conditions.
           (a) If the Common Stock is listed on a national securities exchange or the NASDAQ Stock Market, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or the NASDAQ Stock Market. The Company shall have no obligation to issue any shares of Common Stock unless and until such shares are so listed, and the right to exercise any Option or vest in any Restricted Stock Unit shall be suspended until such listing has been effected.
           (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Option or vest in any Restricted Stock Unit shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.
           (c) Upon termination of any period of suspension under this Section 7.19, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.
      As revised by the Board at its meeting held September 10, 1998 – the last two sentences of Section 4.1(d) were added and subsection (3) of the second sentence of Section 4.1(h) was revised.
      As amended and restated by the Board at its meeting held October 26, 2000 – adding and clarifying the definition “Change of Control” to Section 1.3(b), amending and restating Section 4.1(e) with new provisions regarding the treatment of Options in the event of a Change of Control transaction and adding Section 4.3 regarding automatic Option grants to certain Non-Employee Directors.

      As revised by the Board at its meeting held September 12, 2002 – the first sentence of Section 4.3 was revised.
      As revised by the Board at its meeting held October 23, 2002 – Section 4.3 was revised.
      As revised by the Board by unanimous written consent dated September 20, 2005 to require stockholder approval of any reduction of the exercise price of outstanding Options, to limit the term of Options granted on or after September 20, 2005 to a maximum of seven years, to require that the exercise price of any Options granted under the Plan be no less than 100% of the Fair Market Value of the Common Stock on the date of grant, to clarify that the number of shares of common stock available for issuance under the Plan will be reduced by the gross, not net, number of shares of common stock subject to Awards, to change the governing law of the Plan to Delaware law and to make certain technical amendments to the Plan to comply with Section 409A of the Code.

APPENDIX B
Amendment to the Amended and Restated Directors’ Stock Option Plan, as amended, under Item 3
      RESOLVED, that the last sentence of Section 5.2 of the Amended and Restated Directors’ Stock Option Plan be, and hereby is, amended to read in full as follows:
      “Unless sooner terminated by the Committee, this Plan will terminate on October 26, 2015.”

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APPENDIX C
Amendment to the Amended and Restated 1999 Incentive Plan, as amended, under Item 4
      RESOLVED, that Section 4.1 of the Amended and Restated 1999 Incentive Plan be, and hereby is, amended to read in full as follows:
      “4.1 Shares. The maximum aggregate number of shares of Common Stock that may be issued under the Plan is 5,100,000 (subject to increase or decrease pursuant to Section 4.3), which may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock reacquired by the Company; provided that any grant of Performance Shares, Restricted Stock or Unrestricted Stock under the Plan on or after October 26, 2005 will be counted against the maximum aggregate number of shares issuable under the Plan as two shares of Common Stock for every one share of Common Stock subject thereto. If any Option granted under the Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the number of shares of Common Stock not purchased under such Option shall again be available for the purposes of the Plan. Further, if any Performance Shares are unearned or forfeited, or shares of Restricted Stock are forfeited, the shares subject to the portion of such Award unearned or forfeited, as the case may be, shall again be available under the Plan; provided that, to the extent that a share of Common Stock that was subject to an Award that counted as two shares against the maximum aggregate number of shares issuable under the Plan is recycled back into the Plan, the Plan will be credited with two shares. Notwithstanding anything to the contrary in this Section 4.1, (i) should the exercise price of a Stock Option be paid with shares of Common Stock or by reducing the number of shares of Common Stock issuable upon such exercise, or (ii) should shares of Common Stock otherwise issuable under the Plan be paid in cash or withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of a Stock Option or the vesting of an Award, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the Stock Option is exercised or which vest under the Award, and not by the net number of shares of Common Stock issued to the holder of such Stock Option or Award.”
      FURTHER RESOLVED, that the Section 6.4(h) of the Amended and Restated 1999 Incentive Plan be, and hereby is, amended to read in full as follows:
      “(h) Termination of Employment. Subject to Section 11.4, in the event of a Participant’s Termination of Employment by reason of retirement or for any reason other than death or Disability, all Stock Options held by such Participant that were exercisable on the date of such Termination of Employment may be exercised by the Participant at any time during the longer of: (i) the three (3) month period after his or her Termination of Employment; or (ii) in the case of an Option that is not an Incentive Stock Option and in the sole discretion of the Committee and as long as such change does not have an adverse affect under Section 409A of the Code, if, at the time of the Participant’s Termination of Employment, the Participant is engaged as a consultant by the Company, the period during which the Participant is engaged as a consultant by the Company but not to exceed twelve (12) months after the Participant’s Termination of Employment; provided, however, that if the Committee shall determine that the Employee’s employment was terminated for conduct that in the judgment of the Committee involves dishonesty or action by the Employee that is detrimental to the best interest of the Company, all Stock Options held by the Employee on the date of such Termination of Employment shall be forfeited. Notwithstanding anything to the contrary in this Subsection, but subject to the last sentence of this Subsection, a Stock Option shall not terminate upon a Participant’s Termination of Employment if at the time thereof the Participant serves as a Director of the Company or its successor. In such event, once the Participant ceases to be a Director of the Company or its successor, all Stock Options held by such Participant that were exercisable on the date the Participant ceased to be a Director may be exercised by the Participant at any time during the three month period after the Participant ceases to be a Director. Notwithstanding anything to the contrary in this Subsection, no Stock Option may be exercised after the expiration of the stated term of such Stock Option.”

C-1

APPENDIX D
DIGENE CORPORATION
AMENDED AND RESTATED 1999 INCENTIVE PLAN
Article I
Purpose
      The purpose of the 1999 Incentive Plan (the “Plan”) is to enable Digene Corporation (the “Company”) to offer Employees of the Company and its Subsidiaries equity interests in the Company and options to acquire equity interests in the Company, thereby helping to attract, retain and reward such persons and strengthen the mutuality of interests between such persons and the Company’s stockholders.
Article II
Definitions
      For purposes of the Plan, the following terms shall have the following meanings:
      2.1 “Award” shall mean an award under the Plan of a Stock Option, Restricted Stock, Unrestricted Stock or Performance Shares.
      2.2 “Board” shall mean the Board of Directors of the Company.
      2.3 “Change of Control” shall mean (a) the reorganization, consolidation or merger of the Company or any of its Subsidiaries holding or controlling a majority of the assets relating to the business of the Company, with or into any third party (other than a Subsidiary); (b) the assignment, sale, transfer, lease or other disposition of all or substantially all, but at least 40%, of the assets of the Company and its Subsidiaries taken as a whole (measured by gross fair market value without regard to liabilities); or (c) the acquisition by any third party or group of third parties acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended) of shares of voting stock of the Company, the result of which in the case of any transaction described in clauses (a), (b) and (c) above is that immediately after the transaction the stockholders of the Company immediately before the transaction, other than the acquiror, own less than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the surviving or resulting corporation in a transaction specified in clause (a) above, the acquiror in a transaction specified in clause (b) above, or the Company or the acquiror in a transaction specified in clause (c) above.
      2.4 “Code” shall mean the Internal Revenue Code of 1986, as amended.
      2.5 “Committee” shall mean the Compensation Committee of the Board, or any other committee of the Board designated by the Board to administer this Plan, with any such Committee consisting of two or more members of the Board; provided, that if the Compensation Committee or any other such committee does not meet the applicable independence requirements of Rule 16b-3(d) promulgated under the Securities Exchange Act of 1934, or NASDAQ, for Awards to Reporting Persons the term “Committee” shall mean the Board and for purposes of all Awards granted to the Chief Executive Officer of the Company under this Plan the term “Committee” shall mean the independent members of the Board.
      2.6 “Common Stock” shall mean the Common Stock, par value $0.01 per share, of the Company.
      2.7 “Date of Grant” shall mean the date designated by the Committee as the date as of which the Committee grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.
      2.8 “Disability” shall mean a disability that results in a Participant’s Termination of Employment with the Company or a Subsidiary, as determined pursuant to standard Company procedures.

      2.9 “Effective Date” shall mean the date on which the Plan was originally adopted by the Board.
      2.10 “Employee” shall mean any person engaged or proposed to be engaged as an officer or employee of the Company or one of its Subsidiaries; provided, however, that in the case of an Incentive Stock Option, the term “Employee” shall mean any employee of the Company or of a “subsidiary corporation” (within the meaning of Section 424(f) of the Code) of the Company.
      2.11 “Fair Market Value” for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean with respect to the Common Stock on any day, (i) the closing sales price (or other exchange-designated daily sales price) on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading, or (ii) if not so reported, the closing sales price (or other Nasdaq-designated daily sales price) on the immediately preceding business day of a share of Common Stock as published in the Nasdaq National Market Issues report in the Eastern Edition of The Wall Street Journal, or (iii) if not so reported, the average of the closing (or other designated) bid and asked prices on the immediately preceding business day as reported on the Nasdaq National Market System, or (iv) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of a share of Common Stock shall not be so reported or furnished, the Fair Market Value of a share of Common Stock shall be determined by the Committee in good faith. A “business day” is any day, other than Saturday or Sunday, on which the relevant market is open for trading.
      2.12 “Incentive Stock Option” shall mean any Stock Option awarded under the Plan to an Employee that is intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.
      2.13 “Non-Qualified Stock Option” shall mean any Stock Option granted under the Plan that is not an Incentive Stock Option.
      2.14 “Participant” shall mean an Employee to whom an Award has been granted.
      2.15 “Performance Goal” shall mean objective financial or operating goals and measures established by the Committee in accordance with Section 162(m) of the Code. Such Performance Goals for any Performance Shares Award must be established in writing not later than ninety (90) days after the commencement of a Performance Period; provided that the outcome of each Performance Goal is substantially uncertain at the time the Performance Goal is established. Such Performance Goals may relate to identified business units, or the Company or any Subsidiary and be based upon such performance criteria or combination of factors as the Committee may deem appropriate, including, but not limited to, specified levels of earnings per share, return on investment, return on stockholders’ equity, sales, costs or other objective measures related to the Company’s performance.
      2.16 “Performance Period” shall mean the period of time selected by the Committee during which the achievement of Performance Goals is measured for purposes of determining the extent to which an applicable Performance Shares Award has been earned or will vest.
      2.17 “Performance Shares” shall mean an Award, granted pursuant to Article VII of this Plan, of the contingent right to receive a designated number of shares of Common Stock, payable in Common Stock, cash, or a combination of both (depending on the medium of payment selected by the Committee), at the end of a specified Performance Period if specified Performance Goals are achieved. Such rights are subject to forfeiture or reduction if the applicable Performance Goals are not met within the applicable Performance Period.
      2.18 “Performance Shares Award” shall mean an Award of Performance Shares.
      2.19 “Performance Shares Award Commitment” shall mean the written commitment delivered by the Company to the Participant evidencing a Performance Shares Award and setting forth such terms and conditions of the Award as may be deemed appropriate by the Committee. The Performance Shares Award Commitment shall be in a form approved by the Committee, and once executed, shall be deemed amended from time to time to include such additional terms and conditions as the Committee may specify after the execution in the exercise of its powers under the Plan.
      2.20 “Restricted Stock” shall mean an Award granted pursuant to Section 8.1 hereof, subject to such restrictions as the Committee may determine, as evidenced in a Restricted Stock Agreement. Shares of Common Stock shall cease to be Restricted Stock when, in accordance with the terms of the Restricted Stock Agreement, they become transferable and free of risk of forfeiture.
      2.21 “Restricted Stock Agreement” shall mean the agreement evidencing the grant of Restricted Stock to an Employee pursuant to this Plan.
      2.22 “Restriction Period” shall have the meaning set forth in Section 8.2(c).
      2.23 “Stock Option” or “Option” shall mean any option to purchase shares of Common Stock granted pursuant to Article VI hereof.
      2.24 “Subsidiary” shall mean any subsidiary of the Company, 50% or more of the voting stock of which is owned, directly or indirectly, by the Company, that is currently existing as of the Effective Date or formed or acquired by the Company while any Award is outstanding under the Plan.
      2.25 “Termination of Employment” shall mean a termination of employment with the Company and all of its Subsidiaries for reasons other than a military or personal leave of absence granted by the Company or any Subsidiary.
      2.26 “Unrestricted Stock” shall mean Common Stock granted under Section 8.3 hereof.
      2.27 “Unrestricted Stock Agreement” shall mean the agreement evidencing the grant of Unrestricted Stock to an Employee pursuant to this Plan.
Article III
Administration
      3.1 The Committee. The Plan shall be administered and interpreted by the Committee.
      3.2 Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan, Stock Options, Restricted Stock, Unrestricted Stock or Performance Shares to persons eligible under Article V. In particular, the Committee shall have the authority:
           (a) to select the persons to whom Stock Options, Restricted Stock, Unrestricted Stock or Performance Shares may from time to time be granted;
           (b) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Unrestricted Stock or Performance Shares, or any combination thereof, are to be granted to one or more persons eligible to receive Awards under Article V;
           (c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder; and
           (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the option price, the option term, and provisions relating to any restriction or limitation, any vesting schedule or acceleration, any performance guidelines or criteria or any forfeiture restrictions or waiver provisions of the Award), and any conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or on the transferability or forfeitability of Restricted Stock. Notwithstanding any such conditions, the Committee may, in its discretion at any time, accelerate the time at which any Option may be exercised or the time at which Restricted Stock may become transferable or nonforfeitable.
      3.3 Guidelines. Subject to Article IX hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award granted under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any other power or authority of the Committee. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem necessary or advisable to carry out the purposes of the Plan. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall impair the rights of any Participant without the Participant’s consent, unless otherwise required by law.
      A majority of the entire Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In addition, any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. Subject to the provisions of this Plan and the Company’s Bylaws, and to any terms and conditions prescribed by the Board, the Committee may make such additional rules and regulations for the conduct of its business as it shall deem advisable. The Committee shall hold meetings at such times and places as it may determine.
      3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by the Committee arising out of or in connection with the Plan shall be final, binding and conclusive on the Company, all Participants and their respective heirs, executors, administrators, successors and assigns.
Article IV
Share Limitation
      4.1 Shares. The maximum aggregate number of shares of Common Stock that may be issued under the Plan is 4,900,000 (subject to increase or decrease pursuant to Section 4.3), which may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock reacquired by the Company. If any Option granted under the Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the number of shares of Common Stock not purchased under such Option shall again be available for the purposes of the Plan. Further, if any Performance Shares are unearned or forfeited, or shares of Restricted Stock are forfeited, the shares subject to the portion of such Award unearned or forfeited, as the case may be, shall again be available under the Plan. Notwithstanding anything to the contrary in this Section 4.1, (i) should the exercise price of a Stock Option be paid with shares of Common Stock or by reducing the number of shares of Common Stock issuable upon such exercise, or (ii) should shares of Common Stock otherwise issuable under the Plan be paid in cash or withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of a Stock Option or the vesting of an Award, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the Stock Option is exercised or which vest under the Award, and not by the net number of shares of Common Stock issued to the holder of such Stock Option or Award.
      4.2 Individual Limit. No Employee may be granted Awards covering more than 500,000 shares of Common Stock (subject to increase or decrease pursuant to Section 4.3) during any calendar year.
      4.3 Changes. In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend), stock split, or other change in corporate structure affecting the Common Stock, such substitution or adjustment shall be made in the maximum aggregate number of shares which may be issued under the Plan, the maximum number of shares with respect to which Awards may be granted to any individual during any year, the number and option price of shares subject to outstanding Options, and the number of shares subject to other outstanding Awards, as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any Award shall always be a whole number.

Article V
Eligibility
      5.1 Awards to Employees.     All officers and other Employees of the Company and its Subsidiaries are eligible to be granted Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Unrestricted Stock or Performance Shares under the Plan. A Director who is an Employee of the Company or a Subsidiary shall be eligible to receive Awards pursuant to this Article V.
Article VI
Stock Options
      6.1 Options.     Each Stock Option granted under the Plan shall be either an Incentive Stock Option or a Non-Qualified Stock Option.
      6.2 Grants.     The Committee shall have the authority to grant to any person eligible under Section 5.1 one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify as an Incentive Stock Option shall constitute a separate Non-Qualified Stock Option.
      6.3 Incentive Stock Options.     Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422 of the Code.
      6.4 Terms of Options.     Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:
           (a) Stock Option Certificate.     Each Stock Option shall be evidenced by, and subject to the terms of, a Stock Option Certificate evidencing the Stock Option grant. The Stock Option Certificate shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option, the number of shares of Common Stock subject to the Stock Option, the option price, the option term, and the other terms and conditions applicable to the Stock Option.
           (b) Option Price.     Subject to subsection (m) below, the option price per share of Common Stock purchasable upon exercise of a Stock Option shall be determined by the Committee at the time of grant, but shall be not less than 100% of the Fair Market Value of the Common Stock on the Date of Grant.
           (c) Option Term.     Subject to subsection (m) below, the term of each Stock Option shall be fixed by the Committee at the time of grant, but no Stock Option granted prior to September 20, 2005 shall be exercisable more than ten years after the date it is granted and no Stock Option granted on or after September 20, 2005 shall be exercisable more than seven years after the date it is granted.
           (d) Exercisability.     Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant; provided, however, that the Committee may waive any installment exercise or waiting period provisions, in whole or in part, at any time after the Date of Grant, based on such factors as the Committee shall deem appropriate in its sole discretion.
           (e) Method of Exercise.     Subject to such installment exercise and waiting period provisions as may be imposed by the Committee, Stock Options may be exercised in whole or in part at any time during the option term by delivering to the Company written notice of exercise specifying the number of shares of Common Stock to be purchased and the option price therefor. The notice of exercise shall be accompanied by payment in full of the option price and, if requested, by the representation described in Section 11.2. Payment of the option price may be made (i) in cash or by check payable to the Company, (ii) unless otherwise determined by the Committee on or after the Date of Grant, in shares of Common Stock duly owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) or (iii) in the case of an Option that is not an Incentive Stock Option, unless otherwise determined by the Committee on or after the Date of Grant, by reduction in the number of shares of Common Stock issuable upon such exercise, based, in each case, on the Fair Market Value of the Common Stock on the date of exercise. Upon satisfaction of the conditions provided herein, a stock certificate representing the number of shares of Common Stock to which the Participant is entitled shall be issued and delivered to the Participant, subject to Section 11.3. For the purpose of assisting a Participant to exercise an Option, the Company may, in the discretion of the Board, make loans to the Participant or guarantee loans made by third parties to the Participant, in either case on such terms and conditions as the Board may authorize. Nothing contained in this Plan shall prevent or prohibit a Participant from exercising his or her Options under a broker-facilitated cashless exercise transaction.
           (f) Death.     Unless otherwise determined by the Committee on or after the Date of Grant, in the event of a Participant’s Termination of Employment by reason of death, any Stock Option held by such Participant which was exercisable on the date of death may thereafter be exercised by the legal representative of the Participant’s estate until the earlier of one year after the date of death or the expiration of the stated term of such Stock Option, and any Stock Option not exercisable on the date of death shall be forfeited.
           (g) Disability.     Unless otherwise determined by the Committee on or after the Date of Grant, in the event of a Participant’s Termination of Employment by reason of Disability, any Stock Option held by such Participant which was exercisable on the date of such Termination of Employment may thereafter be exercised by the Participant until the earlier of one year after such date or the expiration of the stated term of such Stock Option, and any Stock Option not exercisable on the date of such Termination of Employment shall be forfeited. If the Participant dies during such one-year period, any unexercised Stock Options held by the Participant at the time of death may thereafter be exercised by the legal representative of the Participant’s estate until the earlier of one year after the date of the Participant’s death or the expiration of the stated term of such Stock Option. If an Incentive Stock Option is exercised after the expiration of the exercise period that applies for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.
           (h) Termination of Employment.     Subject to Section 11.4, in the event of a Participant’s Termination of Employment by reason of retirement or for any reason other than death or Disability, all Stock Options held by such Participant that were exercisable on the date of such Termination of Employment may be exercised by the Participant at any time within three (3) months after his or her Termination of Employment; provided, however, that if the Committee shall determine that the Employee’s employment was terminated for conduct that in the judgment of the Committee involves dishonesty or action by the Employee that is detrimental to the best interest of the Company, all Stock Options held by the Employee on the date of such Termination of Employment shall be forfeited. Notwithstanding anything to the contrary in this Subsection, a Stock Option shall not terminate upon a Participant’s Termination of Employment if at the time thereof the Participant serves as a Director of the Company or its successor, in which event the Stock Option shall terminate if the Participant ceases to be a Director of the Company or its successor and the Participant may at any time within three months after ceasing to be a Director exercise his or her Stock Option, but only to the extent that the Stock Option was exercisable by him or her on the date on which he or she ceased to be a Director.
           (i) Change of Control.     Notwithstanding the provisions of Section 4.3, in the event of a Change of Control, all outstanding Stock Options shall immediately become fully exercisable, and upon payment by the Participant of the option price (and, if requested, delivery of the representation described in Section 11.2), a stock certificate representing the Common Stock covered thereby shall be issued and delivered to the Participant. This Section 6.4(i) shall apply to any outstanding Stock Options which are Incentive Stock Options to the extent permitted by Code Section 422(d), and any outstanding Incentive Stock Options in excess thereof shall, immediately upon the occurrence of such a Change of Control be treated for all purposes of the Plan as Non-Qualified Stock Options and shall be immediately exercisable as set forth in this Section 6.4(i).

           (j) Merger and Other Fundamental Transactions.     In the event the Company is succeeded by another company in a reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation, the successor company shall assume all of the outstanding Options granted under this Plan or shall substitute new options for them, which shall provide that each Participant, at the same cost, shall be entitled upon the exercise of each such option to receive such securities as the Board of Directors (or equivalent governing body) of the succeeding, resulting or other company shall determine to be equivalent, as nearly as practicable, to the nearest whole number and class of shares of stock or other securities to which the Participant would have been entitled under the terms of the agreement governing the reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation as if, immediately prior to such event, the Participant had been the holder of record of the number of shares of Common Stock which were then subject to the outstanding Option granted under this Plan.
           (k) Non-Transferability of Options.     No Stock Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, to the extent consistent with the terms of the Plan and the Option, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant.
           (l) Incentive Stock Option Limitations.     To the extent that the aggregate Fair Market Value (determined as of the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company or any subsidiary or parent corporation (each within the meaning of Section 424 of the Code) exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options.
           (m) Ten-Percent Stockholder Rule.     Notwithstanding any other provision of the Plan to the contrary, no Incentive Stock Option shall be granted to any person who, immediately prior to the grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation (each within the meaning of Section 424 of the Code), unless the option price is at least 110% of the Fair Market Value of the Common Stock on the Date of Grant and the Option, by its terms, expires no later than five years after the Date of Grant.
      Should the foregoing provisions not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.
      6.5 Rights as Stockholder.     A Participant shall not be deemed to be the holder of Common Stock, or to have any of the rights of a holder of Common Stock, with respect to shares subject to the Option, unless and until the Option is exercised and a stock certificate representing such shares of Common Stock is issued to the Participant.
Article VII
Performance Shares
      7.1 Award of Performance Shares.     The Committee shall have the authority to award Performance Shares to any person eligible under Section 5.1. The Committee shall determine the eligible Employees to whom, and the time or times at which, Performance Shares shall be awarded, the number of Performance Shares to be awarded to any Employee, the duration of the Performance Period with respect to each Performance Shares Award, the medium of payment upon vesting and the other terms and conditions of the Performance Shares Award, including those set forth in Section 7.2.

      7.2 Terms and Conditions.     Performance Shares awarded pursuant to this Article VII shall be subject to the following terms and conditions and such other terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:
           (a) Performance Period.     At the time of a Performance Shares Award, the Committee, in its sole discretion, shall establish a Performance Period of not less than (1) year nor more than five (5) years, commencing on the Date of Grant of the Performance Shares Award.
           (b) Performance Goals.     A Performance Shares Award will vest and be earned based on the attainment of one or more identified Performance Goals determined by the Committee. The Performance Goals (although their measurement, including adjustments, if any, as permitted under Subsection 7.2(c), will not occur until after the expiration of the applicable Performance Period) must be met during the continuance of the Participant’s employment with the Company or any Subsidiary, prior to the expiration of the applicable Performance Period. Performance Goals may vary among Participants and among Performance Shares Awards to a Participant.
           (c) Revisions for Significant Events.     When circumstances occur (including, but not limited to, unusual or nonrecurring events, changes in tax laws or accounting principles or practices) that cause any Performance Goal to be inappropriate in the judgment of the Committee, the Committee may make such changes as it deems equitable in recognition of any unforeseen events or changes in circumstances or changed business or economic conditions, as long as any such changes are consistent with Section 162(m) of the Code.
           (d) Performance Shares Award Commitment.     Each Performance Shares Award shall be evidenced by, and subject to the terms of, a Performance Shares Award Commitment. The Performance Shares Award Commitment shall specify the number of shares of Common Stock subject to the Performance Shares Award, the medium of payment, the applicable Performance Period and the other terms and conditions applicable to such Performance Shares Award.
           (e) Changes.     If any change is made in the Common Stock by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split up, combination of shares, exchange of shares, change in corporate structure, or otherwise, the Committee shall be entitled to determine the impact of such event on outstanding Performance Shares Awards, and to make adjustments to each Performance Shares Award to the extent necessary to provide that the Participant receive, to the extent possible, equivalent rights under such Performance Shares Award after consummation of such event.
           (f) Achievement of Performance Goals.     Within a period of time determined by the Committee, but not to exceed 90 days after the end of a Performance Period, the Committee will determine if the applicable Performance Goals were met with respect to applicable Performance Shares Awards. If the Committee certifies in writing, after the expiration of the Performance Period, that the Performance Goals specified in a Performance Shares Award Commitment and all other material terms of the Award have been satisfied, the Performance Shares Award shall be vested and earned in accordance with such Committee certification.
           (g) Payment of Performance Shares Awards.     Payment of a vested, earned Performance Shares Award shall be made either in shares of Common Stock, or in cash, or in some combination thereof, as determined by the Committee. The medium of payment shall be set forth in the Committee’s resolution granting the Performance Shares Award and in the Performance Shares Award Commitment with the Participant. For an earned Performance Shares Award, or portion thereof, to be settled through the issuance of shares of Common Stock, the number of shares delivered shall be equal to the number of applicable Performance Shares earned. The holder may elect to reduce this amount by the number of shares of Common Stock which have, on the date the Performance Shares Award is settled, a Fair Market Value equal to the applicable federal, state and local withholding tax due on the receipt of the Common Stock, in lieu of making a cash payment equal to the amount of such withholding tax due. For an earned Performance Shares Award, or portion thereof, to be settled in cash, the amount of cash paid shall be equal to the number of applicable Performance Shares earned multiplied by the Fair Market Value of a share of Common Stock on such date following the lapse of the Performance Period and the satisfaction of any other applicable conditions established by the Committee at the time of grant, that the Participant first becomes entitled to receive such payment. Such amount will be reduced by applicable federal, state and local withholding tax due. For any earned Performance Shares Award paid in cash, the shares of Common Stock designated in the Performance Shares Award shall be deemed to have been issued for purposes of Section 4.1 hereof.
      7.3 Death or Disability.     Subject to the provisions of this Plan and the Performance Shares Award Commitment, in the event of the death or Disability of a Participant, the Participant or the Participant’s estate, as the case may be, shall be entitled to receive, at the expiration of the Performance Period, a percentage of Performance Shares that is equal to the percentage of the Performance Period that had elapsed as of the date of death or date on which such Disability commenced (as determined by the Committee in its sole discretion); provided that the Committee, in its sole discretion, determines that the conditions specified in the Performance Shares Awards Commitment have been satisfied. Payment of such portion of the Performance Shares Award shall be made to the Participant or the Participant’s estate, as the case may be, in accordance with this Article VII.
      7.4 Change of Control.     At the time a Performance Shares Award is made by the Committee, the Committee shall be entitled, notwithstanding the provisions of Section 4.3, to provide for different terms and provisions in the event of a Change in Control, including, but not limited to, the authority to provide for the settlement of a Performance Shares Award, regardless of whether the applicable Performance Period has expired or whether the applicable Performance Goals have been met.
      7.5 Termination of Employment.     Subject to Sections 7.4 and 11.4, in the event of a Participant’s Termination of Employment by reason of retirement or for any reason other than death or Disability, all Performance Shares Awards held by such Participant that were earned on the date of such Termination of Employment will be paid to the Participant; provided, however, that if the Committee shall determine that the Employee’s employment was terminated for conduct that in the judgment of the Committee involves dishonesty or action by the Employee that is detrimental to the best interest of the Company, all earned but unpaid Performance Shares held by the Employee on the date of such Termination of Employment shall be forfeited. Notwithstanding anything to the contrary in this Subsection, a Performance Shares Award shall not terminate upon a Participant’s Termination of Employment if at the time thereof the Participant serves as a Director of the Company or its successor, in which event the Performance Shares Awards shall terminate if the Participant ceases to be a Director of the Company or its successor, and any earned Performance Shares Award will be then paid in accordance with this Subsection.
Article VIII
Restricted and Unrestricted Stock
      8.1 Awards of Restricted Stock.     The Committee shall have the authority to grant to any person eligible under Section 5.1 one or more Restricted Stock Awards. The Committee shall determine the eligible Employees to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and the other terms and conditions of the Awards in addition to those set forth in Section 8.2.
      8.2 Terms and Conditions.     Restricted Stock shall be subject to the following terms and conditions and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:
           (a) Restricted Stock Agreement.     Each Restricted Stock Award shall be evidenced by, and subject to the terms of, a Restricted Stock Agreement executed by the Company and the Participant. The Restricted Stock Agreement shall specify the number of shares of Common Stock subject to the Award, the time or times within which such Restricted Stock is subject to forfeiture and the other terms, conditions and restrictions applicable to such Award.
           (b) Stock Certificate.     Subject to Section 11.3, when the restrictions applicable to a Restricted Stock Award, or any portion thereof, lapse, a stock certificate representing the number of shares of Common

Stock covered by such Restricted Stock Award, or portion thereof, shall be issued and delivered to the Participant. A Participant shall not be deemed to be the holder of Common Stock, or to have any of the rights of a holder of Common Stock, with respect to shares of Restricted Stock subject to the Award, unless and until the forfeiture restrictions lapse and a stock certificate representing such shares of Common Stock is issued to the Participant.
           (c) Restriction Period.     Subject to the provisions of the Plan and the Restricted Stock Agreement, shares of Restricted Stock will be forfeited to the Company in the event of a Participant’s Termination of Employment during a period (not to exceed five years) set by the Committee commencing with the date of such Award (the “Restriction Period”). Subject to the provisions of the Plan, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may waive such restrictions, in whole or in part, at any time, based on such factors as the Committee shall deem appropriate in its sole discretion.
           (d) Termination of Employment.     Subject to Section 11.4, in the event of a Participant’s Termination of Employment prior to the expiration of the Restriction Period, then he or she shall forfeit all of his or her Restricted Stock with respect to which the Restriction Period has not yet expired; provided, however, that the terms of the Restricted Stock Agreement, in the discretion of the Committee and pursuant to such terms and conditions as it may impose, may provide: (i) that, if such Employee’s employment is terminated for any reason other than conduct that in the judgment of the Committee involves dishonesty or action by the Employee that is detrimental to the best interests of the Company, then the Restricted Stock or any related compensation deferral or a portion thereof shall not be forfeited; (ii) that, if such Employee’s employment is terminated on account of Disability, then the Employee shall not forfeit his or her Restricted Stock or any related compensation deferral or a portion thereof; and (iii) that, if such Employee dies while employed by the Company or any of its Subsidiaries, then his or her Restricted Stock or any related compensation deferral or a portion thereof is not forfeited.
           (e) Changes.     If any change is made in the Common Stock by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split up, combination of shares, exchange of shares, change in corporate structure, or otherwise, then any shares or other securities of the Company or succeeding, resulting or other company to be received by the Employee under the Restricted Stock Agreement shall be subject to the same restrictions applicable to the Restricted Stock.
      8.3 Unrestricted Stock.     The Committee shall have the authority to grant to any person eligible under Section 5.1 one or more Unrestricted Stock Awards. Each Employee who is awarded Unrestricted Stock shall receive an Unrestricted Stock Agreement from the Company in a form specified by the Committee and containing the terms and conditions of the award and such other matters, consistent with this Plan, as the Committee, in its sole discretion, shall determine at the time the Award is made. Such conditions may include, but shall not be limited to, the deferral of a percentage of the Employee’s annual cash compensation, not including dividends paid on the Unrestricted Stock, if any, to be applied toward the purchase of Unrestricted Stock upon such terms and conditions, including such discounts, as may be set forth in the Unrestricted Stock Agreement. Upon the issuance of Unrestricted Stock to an Employee hereunder, the Employee shall have the entire beneficial ownership and all the rights and privileges of a stockholder with respect to the Unrestricted Stock awarded to him or her, including the right to receive dividends and the right to vote such Unrestricted Stock. Subject to Section 11.3, each Employee who is awarded Unrestricted Stock may, but need not, be issued a stock certificate in respect of such shares of Unrestricted Stock.
Article IX
Termination or Amendment
      9.1 Termination or Amendment of Plan.     The Committee may at any time amend, discontinue or terminate the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XI) or amend any Award previously granted, prospectively or retroactively (subject to Article IV); provided, however, that, (i) unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination may not be impaired without the consent of such Participant; (ii) except as otherwise provided in Section 4.3 hereof, the Committee shall not reduce the exercise price of Stock Options previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means, without prior stockholder approval; and (iii) the Company will seek the approval of the Company’s stockholders for any amendment if such approval is necessary to comply with the Code, Federal or state securities laws or any other applicable laws or regulations, including the Marketplace Rules of the National Association of Securities Dealers, Inc.
Article X
Unfunded Plan
      10.1 Unfunded Plan.     The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.
Article XI
General Provisions
      11.1 Nonassignment.     Except as otherwise provided in the Plan, any Award granted hereunder and the rights and privileges conferred thereby shall not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Award, right or privilege contrary to the provisions hereof, or upon the levy of any attachment or similar process thereon, such Award and the rights and privileges conferred hereby shall immediately terminate and the Award shall immediately be forfeited to the Company.
      11.2 Legend.     The Committee may require each person acquiring shares pursuant to an Award to represent to the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. The stock certificates representing such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.
      All certificates representing shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or stock market upon which the Common Stock is then listed or traded, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
      11.3 Uncertificated Shares.     Each Employee who exercises an Option to acquire Common Stock, is issued Common Stock upon the vesting of a Performance Shares Award or is awarded Restricted Stock or Unrestricted Stock may, but need not, be issued a stock certificate in respect of the Common Stock so acquired. A “book entry” (i.e., a computerized or manual entry) shall be made in the records of the Company to evidence the issuance of shares of Common Stock to an Employee where no certificate is issued in the name of the Employee. Such Company records, absent manifest error, shall be binding on Employees. In all instances where the date of issuance of shares may be deemed significant but no certificate is issued in accordance with this Section 11.3, the date of the book entry shall be the relevant date for such purposes.
      11.4 Forfeiture for Competition.     If a Participant in this Plan provides services to a competitor of the Company or any of its subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the Participant while an Employee, and the Committee determines, in its sole discretion, that the provision of such services constitutes a breach of the Participant’s non-compete agreement with the Company, then that Participant’s rights to any Awards hereunder shall automatically be forfeited.

      11.5 Other Plans.     Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
      11.6 No Right to Employment.     Neither the Plan nor the grant of any Award hereunder shall give any Participant or other Employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall the Plan impose any limitation on the right of the Company or any Subsidiary by which a Participant is employed to terminate such Participant’s employment at any time.
      11.7 Withholding of Taxes.     The Company shall have the right to reduce the number of shares of Common Stock otherwise deliverable pursuant to an Award under this Plan by an amount that would have a Fair Market Value equal to the minimum amount of all Federal, state and local taxes required to be withheld, or to deduct the amount of such taxes from any cash payment otherwise to be made to the Participant. In connection with such withholding, the Committee may make such arrangements as are consistent with the Plan as it may deem appropriate.
      11.8 Listing and Other Conditions.
           (a) If the Common Stock is listed on a national securities exchange or The Nasdaq Stock Market, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or The Nasdaq Stock Market. The Company shall have no obligation to issue any shares of Common Stock unless and until such shares are so listed, and the right to exercise any Option or vest in any Restricted Stock shall be suspended until such listing has been effected.
           (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Option or vest in any Restricted Stock shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.
           (c) Upon termination of any period of suspension under this Section 11.8, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.
      11.9 Governing Law.     The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.
      11.10 Construction.     Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.
      11.11 Liability of the Board and the Committee.     No member of the Board or the Committee nor any Employee of the Company or any of its subsidiaries shall be liable for any act or action hereunder, whether of omission or commission, by any other member or Employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving bad faith, gross negligence or fraud, for anything done or omitted to be done by himself.
      11.12 Other Benefits.     No payment pursuant to an Award shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary nor affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.

      11.13 Costs.     The Company shall bear all expenses incurred in administering the Plan, including expenses related to the issuance of Common Stock pursuant to Awards.
      11.14 Severability.     If any part of the Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of the Plan which shall continue in full force and effect.
      11.15 Successors.     The Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.
      11.16 Headings.     Article and section headings contained in the Plan are included for convenience only and are not to be used in construing or interpreting the Plan.
Article XII
Term of Plan
      12.1 Effective Date.     The Plan shall be effective as of the Effective Date, but the grant of any Award hereunder is subject to the express condition that the Plan be approved by the stockholders of the Company within 12 months after the Effective Date.
      12.2 Termination Date.     Unless sooner terminated, the Plan shall terminate ten years after the Effective Date and no Awards may be granted thereafter. Termination of the Plan shall not affect Awards granted before such date.
      As originally adopted by the Board by unanimous written consent dated September 14, 1999 and approved by the stockholders at the Annual Meeting held on October 28, 1999.
      As revised by the Board by unanimous written consent dated September 21, 2000 and approved by the stockholders at the Annual Meeting held on October 26, 2000 – the first sentence of Section 4.1 was amended to increase the maximum aggregate number of shares of Common Stock that may be issued under the Plan from 1,000,000 to 2,000,000.
      As revised by the Board at its October 26, 2000 meeting to clarify the “Change of Control” definition.
      As revised by the Board by unanimous written consent dated September 5, 2001 and approved by the stockholders at the Annual Meeting held on October 25, 2001 – the first sentence of Section 4.1 was amended to increase the maximum aggregate number of shares of Common Stock that may be issued under the Plan from 2,000,000 to 3,000,000.
      As revised by the Board at its meeting held February 19, 2002 – sentence was added to the end of Section 6.4(h), “Termination of Employment”, regarding termination of options if optionee continues as a Director.
      As revised by the Board at its meeting held September 12, 2002 and approved by the stockholders at the Annual Meeting held on October 24, 2002 – the first sentence of Section 4.1 was amended to increase the maximum aggregate number of shares of Common Stock that may be issued under the Plan from 3,000,000 to 4,000,000.
      As revised by the Board at its meeting held September 5, 2003 and approved by the stockholders at the Annual Meeting held on October 30, 2003 – the first sentence of Section 4.1 was amended to increase the maximum aggregate number of shares of Common Stock that may be issued under the Plan from 4,000,000 to 4,900,000.

      As revised by the Board at its meeting held October 30, 2003 to remove the provisions vesting sole authority in the Board to grant Awards to Reporting Persons and to amend the definition of Committee.
      As revised by the Board at its meeting held September 9, 2004 and approved by the stockholders at the Annual Meeting held on October 27, 2004 to include provisions providing for the grant of Performance Shares under the Plan.
      As revised by the Board by unanimous written consent dated September 20, 2005 to require stockholder approval of any reduction of the exercise price of outstanding Stock Options, to limit the term of Stock Options granted on or after September 20, 2005 to a maximum of seven years, to require that the exercise price of any Stock Options granted under the Plan be no less than 100% of the Fair Market Value of the Common Stock on the date of grant, to clarify that the number of shares of common stock available for issuance under the Plan will be reduced by the gross, not net, number of shares of common stock subject to Awards, and to make certain technical amendments to the Plan to comply with Section 409A of the Code.

DIGENE CORPORATION
PROXY
    The undersigned stockholder of Digene Corporation (the “Company”) hereby appoints Charles M. Fleischman, President, Chief Operating Officer, Chief Financial Officer and Director, and Vincent J. Napoleon, Senior Vice President, General Counsel and Secretary, of Digene Corporation, and each of them, attorneys and proxies, with power of substitution in each of them, to vote and act for and on behalf of the undersigned at the Annual Meeting of the Stockholders to be held at the Company’s office at 1201 Clopper Road, Gaithersburg, Maryland 20878 at 3:30 p.m. (local time) on October 26, 2005 and at all postponements and adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present upon the matters described below, hereby revoking any proxy heretofore executed by the undersigned (i) as specified by the undersigned below and (ii) in the discretion of any proxy upon such other business as may properly come before the meeting, all as set forth in the notice of the meeting and in the proxy statement furnished herewith, copies of which have been received by the undersigned; and hereby ratifies and confirms all that said attorneys and proxies may do or cause to be done by virtue hereof.
    The proxies are directed to vote as follows:
    1. Election of the following persons as directors of the Company.

Evan Jones	---------- FOR	---------- VOTE WITHHELD
Frank J. Ryan	---------- FOR	---------- VOTE WITHHELD
Cynthia L. Sullivan	---------- FOR	---------- VOTE WITHHELD
    2. Approval of the amendment to our Amended and Restated Directors’ Stock Option Plan, as amended (the “Directors’ Plan”), to add restricted stock units and restricted stock to the types of awards which can be made pursuant to the Directors’ Plan and to provide for the automatic grant of options to purchase 5,000 shares of our common stock and restricted stock units with a fair market value of $45,000 to non-employee directors on an annual basis.

---------- FOR	---------- AGAINST	---------- ABSTAIN
    3. Approval of the amendment to our Directors’ Plan to extend the termination date of the plan to October 26, 2015.

---------- FOR	---------- AGAINST	---------- ABSTAIN
    4. Approval of the amendment to our Amended and Restated 1999 Incentive Plan, as amended (the “1999 Incentive Plan”), to increase the number of shares of common stock available for grants and awards under the 1999 Incentive Plan by 200,000 shares, to provide that any grant of performance shares, restricted stock or unrestricted stock under the 1999 Incentive Plan on or after October 26, 2005 will be counted against the 1999 Incentive Plan’s share reserve as two shares for every one share subject to such award and to extend, at the sole discretion of the Compensation Committee, the period during which vested non-qualified stock options may be exercised following an optionee’s termination of employment if the optionee is engaged as a consultant by Digene following his or her termination but not for more than twelve months after such termination.

---------- FOR	---------- AGAINST	---------- ABSTAIN
    5. To transact such other business as may properly come before the meeting.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE NOMINEES FOR DIRECTOR, “FOR” EACH OF THE AMENDMENTS TO THE AMENDED AND RESTATED DIRECTORS’ STOCK OPTION PLAN AND “FOR” THE AMENDMENT TO THE AMENDED AND RESTATED 1999 INCENTIVE PLAN.
WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE ABOVE NOMINEES FOR DIRECTOR, “FOR” EACH OF THE AMENDMENTS TO THE AMENDED AND RESTATED DIRECTORS’ STOCK OPTION PLAN AND “FOR” THE AMENDMENT TO THE AMENDED AND RESTATED 1999 INCENTIVE PLAN.
IMPORTANT: Please date this proxy and sign exactly as your name(s) is printed below. If shares are registered in more than one name, all owners should sign. When signing as an executor, administrator, trustee, guardian or in another representative capacity, please give your full title(s). If this proxy is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.

(Signature)

(Signature)

Dated __________________, 2005
PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
IN THE ENCLOSED PRE-ADDRESSED, STAMPED ENVELOPE.